LOAN AGREEMENT
                         By and Between
              NATIONWIDE HEALTH PROPERTIES, INC.,
                     a Maryland corporation

                          as "Lender"

                              and

                 WINDWARD NURSING CENTER, INC.,
                     a Georgia corporation;

          HEALTHCARE FACILITIES LIMITED PARTNERSHIP I, a Louisiana limited partnership;

                 OAK MANOR NURSING HOME, LTD.,
                 a Florida limited partnership

                              and

               CENTRAL TAMPA NURSING HOME, LTD.,
                 a Florida limited partnership

                         as "Borrower"

                     Dated as of May 14, 1997

                        TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II THE LOAN
2.1 Agreement to Lend and Borrow
2.2 Evidence of Indebtedness and Maturity
2.3 Interest
2.4 Security
2.5 Environmental Indemnity
2.6 Prepayment

ARTICLE III LOAN CLOSING CONDITIONS

3.1 Indemnification Precedent

ARTICLE IV CLOSING COSTS AND PRORATIONS
4.1 Closing Costs

ARTICLE V DISBURSEMENTS OF THE LOAN
5.1 Disbursements
5.2 Disbursement of the Initial Loan Advance
5.3 Disbursement of the Final Loan Advance
5.4 Liens

ARTICLE VI REPRESENTATIONS AND WARRANTIES
6.1 Title
6.2 Utilities
6.3 Physical Condition; Completeness
6.4 Compliance
6.5 Zoning
6.6 No Notices of Non-Compliance
6.7 Due Authorization, Execution, Organization, etc
6.8 True, Correct and Complete Information
6.9 Existing Agreements
6.10Default
6.11Litigation; Condemnation
6.12No Taxes or Utilities Due
6.13Employee Benefit Plans
6.14Union Agreements
6.15Hazardous Materials Representations

ARTICLE VII COVENANTS OF BORROWER
7.1 No Liens
7.2 Compliance with Legal Requirements
7.3 Use of the Facilities
7.4 Payment of Impositions
7.6 Hazardous Material Covenants
7.7 Environmental Matters
7.8 Participation in Hazardous Materials Claims
7.9 Environmental Inspections
7.10Environmental Indemnification
7.11 Lender Inspections
7.12 Financial Statements
7.13 Statements for Facilities
7.14 Regulatory Reports
7.15 Expenses
7.16 Litigation
7.17 Representations and Warranties
7.18 Further Assurances
7.19 Operating Leases
7.20 ERISA Events
7.21 Maintenance Obligations
7.22 Upgrade Expenditures
7.23 Books and Records
7.24 Debt Service Reserve

ARTICLE VIII INSURANCE REQUIREMENTS
8.1 Insurance Types
8.3 Deductible Amounts.
8.4 Evidence of Insurance
8.5 Damages
8.6 Waiver of Subrogation
8.7 Additional Insured
8.8 No Separate Insurance

ARTICLE IX EVENT'S OF DEFAULT AND REMEDIES
9.1 Events of Default
9.2 Remedies

ARTICLE X MISCELLANEOUS
10.1 Assignment
10.2 Notices
10.3 Incorporation of Recitals and Exhibits
10.4 Titles and Headings
10.5 Brokers
10.6 Changes, Waivers, Discharge and Modifications in Writing
10.7 Choice of Law
10.8 Counterparts
10.9 Time is of the Essence
10.10 Attorneys' Fees
10.11 Authority to File Notices
10.12 Disclaimer by Lender
10.13 Indemnification
10.14 Inconsistencies with Loan Documents
10.15 Disbursements in Excess of Loan Amount
10.16 Participations
10.17 Entire Agreement
10.18 Severability
10.19 Consent to Jurisdiction and Service of Process
10.20 Waiver of Jury Trial
10.21 Terminology
10.22 Interpretation

    EXHIBIT A                     LEGAL DESCRIPTION OF THE LAND
    EXHIBIT B                                CLOSING CONDITIONS
    EXHIBIT C    QUARTERLY RECONCILIATION OF CASH FLOW INTEREST
    EXHIBIT D       ANNUAL RECONCILIATION OF CASH FLOW INTEREST
    EXHIBIT E                  FORM OF CLOSING PROCEDURE LETTER
    EXHIBIT F            FORM OF WRITTEN AUTHORIZATION TO CLOSE

                       LOAN AGREEMENT

    THIS LOAN AGREEMENT (this "Agreement) is made as of the 14th day of May, 1997 by and between WINDWARD NURSING CENTER, INC., a Georgia corporation ("Windward"); HEALTHCARE FACILITIES LIMITED PARTNERSHIP I, a Louisiana limited partnership ("HFLP"); OAK MANOR NURSING HOME, LTD., a Florida limited partnership ("Oak Manor"), and CENTRAL TAMPA NURSING HOME, LTD., a Florida limited partnership ("Central Tampa") (collectively "Borrower"), and NATIONWIDE
HEALTH PROPERTIES, INC., a Maryland corporation ("Lender"), with respect to the following:

R E C I T A L S:

    A. Borrower owns fee simple title to those certain parcels of real property located in the County of Hall, State of Georgia and the Counties of Pinellas, Hillsborough and Broward, State of Florida and more particularly described in Exhibit A attached hereto and by this reference incorporated herein (the "Land").

    B. The Land is improved with certain buildings and other Improvements (as hereinafter defined), and the Land, together with the Improvements and the Collateral (as hereinafter defined) located thereon, is licensed as a one hundred
(100) bed skilled nursing facility (the "Central Tampa Facility"), an eighty-eight (88) bed skilled nursing facility (the "Dania Facility"), a one hundred (100) bed skilled nursing facility (the "Windward Facility") and a four hundred five (~105) bed CCRC facility (the "Oak Manor Facility"). The Central Tampa Facility, the Dania Facility, the Windward Facility and the Oak Manor Facility are sometimes collectively referred to herein as the "Facilities."

    C. Borrower desires to borrow from Lender, and Lender desires to lend to Borrower, an amount up to Twenty-One Million Five Hundred Thousand Dollars ($21,500,000), upon the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:

                          ARTICLE I
                         DEFINITIONS

    As used herein (including any Exhibits attached hereto), the following terms shall have the meanings set forth below (unless expressly stated to the contrary):

    "Account" shall have the meaning ascribed such term in the Debt Service Reserve Pledge Agreement.

    "Adjoining Property" shall mean all roadways, sidewalks and curbs appurtenant to the Facilities and all utility vaults which are under Borrower's control or which are required to be maintained by Borrower.

"Adjustment Date" shall mean the last day of each calendar month of a Loan
Year.

    "Affiliate" shall mean, with respect to any Person, any other Person which Controls, is controlled by or is under common Control with the first person. Without limiting the generality of the foregoing, all of the following shall be deemed to be Affiliates of Borrower: (I) Guarantors, (ii) any subsidiaries of Guarantor, (iii) any and all of the partners in Borrower, and (iv) any and all of the partners and shareholders of any and all of the partners in Borrower.

    "Agreed Rate" shall mean the lesser of (a) the maximum rate permitted under the laws of the State of Florida or (b) the Total Interest (as defined in the Note) plus four percent (4%).

    "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals or removals of, and all substitutions or replacements for, any of the Fixtures or Improvements, whether interior or exterior, structural or non-structural, ordinary or extraordinary. As used in this Agreement, "Alteration" shall not include any maintenance, repair, replacement or restoration work the cost of which is included in the Upgrade Expenditures.

    "Base Year" shall mean the twelve (12) month period beginning on June 1, 1998 and ending on May 31, 1999.

    "Base Year Gross Revenues" shall mean the Gross Revenues generated by the Facilities during the Base Year.

"Basic Interest" shall have the meaning ascribed such term in the Note.

    "Borrower's Fiscal Year" shall mean the twelve (12) month period beginning January 1 and ending December 31.

    "Business Agreements" shall mean any and all leases, rental agreements, management agreements, loan agreements, mortgages, deeds of trust, easements, covenants, restrictions or other agreements or instruments affecting all or a portion of the Facilities and which is binding upon Borrower or all or any portion of the Facilities.

    "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, State of New York are authorized, or obligated, by law or executive order, to close.

     "Cash Flow Interest" shall have the meaning ascribed such term in the Note.

   "Closing" shall mean the consummation of the loan transaction provided for herein.

    "Closing Procedure Letter" shall mean a letter to the Title Company executed by Lender and Borrower setting forth directions for the Title Company in connection with the Closing and in the form of Exhibit E attached hereto.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    "Collateral" shall mean all of Borrower's interest in all Fixtures, Personal
Property and Intangible Property.

    "Common Stock Warrant" shall mean that certain Certificate of Common Stock Purchase Warrants of even date herewith issued by NewCare in favor of Lender with respect to One Hundred Thousand (1~,000) shares of NewCare's Common Stock.

    "Condemnation" shall mean either (a) the taking by a Condemnor of the Facilities or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, (b) a voluntary sale or transfer of the Facilities or any part thereof or interest therein by Borrower to any Condemnor or to any other Person either under threat of condemnation or while legal proceedings for condemnation are pending, (c) a de facto condemnation by a Condemnor.

    "Condemnation Proceeds" shall mean all compensation, awards, damages, rights of action and proceeds payable to Borrower or Lender by reason of any Condemnation of all or any portion of the Facilities or the Collateral or any part of either.

    "Condemnor" shall mean any Governmental Authority or Person having the power of condemnation.

    "Control" and "control" with correlative meanings for the terms "controlling", "controlled by" and "under common control with" shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

    "Cost of Living Index" shall mean the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for all Urban Consumers, United
States Average, Subgroup "All Items" (1982 - 1984 = 100).

"Counties" shall mean the counties in which the Facilities are located.

    "Debt Service Reserve" shall mean an amount equal to One Million One Hundred Fifty-Nine Thousand Dollars ($1,159,000), given by Borrower to Lender as additional security for Borrower's obligations under this Agreement and the other Loan Documents, which amount shall be withheld by Lender from the Initial Loan Advance pursuant to the provisions of Sections 5.2 and 7.24 below.

    "Debt Service Reserve Pledge Agreement" shall mean a pledge agreement, between Borrower and Lender, in form and substance satisfactory to Lender, pursuant to which Borrower shall pledge the amounts deposited therein to Lender as security for the loan.

    "Employee Benefit Plan" shall mean any "employee benefit plan" as defined in
Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Borrower or any of its ERISA Affiliates.

    "Environmental Activities" shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any
Hazardous Materials at any time to or from any one or more of the Facilities or located on or present on or under any one or more of the Facilities.

    "Environmental Indemnity" shall mean an indemnity relating to Environmental
Activities and other environmental matters concerning the Facilities, of even date herewith, executed by Borrower and Guarantors, in favor of Lender, in form and substance acceptable to Lender.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

    "ERISA Affiliate", as applied to any Person, shall mean (a) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is, or was at any time, a member; (b) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is, or was at any time, a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or
(o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is, or was at any time, a member.

    "ERISA Event" shall mean (a) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any
Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether
or
not waived in accordance with Section 412(d) of the Code)
or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multi employer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
Section 4041(c) of ERISA; (d) the withdrawal by Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections
4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on Borrower or any of its ERISA Affiliates pursuant ro Section
4062(e)
or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;
(g) the withdrawal by Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multi employer Plan if there is any potential liability therefor, or the receipt by Borrower or any of its ERISA Affiliates of notice from any Multi employer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that
it intends to terminate or has terminated under Section 4041A or 4042 of
ERISA;
(h) the occurrence of an act or omission which could give rise to the imposition
on Borrower or any of its ERISA Affiliates of fines, penalties, taxes or related
charges under Chapter 43 of the Code or under Section 409 or 502(c), (I) or
(1)
or 4071 of ERISA in respect of any Employee Benefit
Plan; (I) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multi employer Plan or the assets thereof, or against Borrower or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the
Code)
to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

    "Event of Default" shall mean the occurrence of any of the events listed in
Section 9.1(a) and the expiration of any applicable notice and cure period provided in Section 9.1(b).

"Existing Encumbrances" shall have the meaning given such term in Section
4.1(c).

"Facilities" shall have the meaning ascribed to such term in Recital B.

    "Final Loan Advance" shall mean an amount equal to the sum of One Million Eight Hundred Fifty Thousand Dollars ($1,850,000).

    "Financial Statement" shall mean a financial statement of the party delivering such statement including a balance sheet, an income statement, a statement of cash flow, and, if applicable, a reconciliation of partnership capital accounts and income accounts and such other information or statements as may be reasonably required by Lender, all prepared in accordance with GAAP and certified as true and complete without qualification by a general partner or officer, as applicable, of the party delivering such statement.

    "Financing Statements" shall mean WCC-1 financing statements executed by Borrower as debtor, in favor of Lender as secured party, and perfecting Lender's security interest in the Collateral, in form and substance satisfactory to Lender, to be filed in the Offices of the Secretary of State of Florida, Georgia and Louisiana.

    "Fixture Filings" shall mean fixture filings (which may be a part of the Mortgages if Lender so elects) executed by Borrower as debtor, in favor of Lender as secured party, in form and substance satisfactory to Lender, to be recorded in the Official Records of the Counties.

    "Fixtures" shall mean all permanently affixed equipment, machinery, fixtures and other items of real and/or personal property, including all components thereof, now and hereafter located in, or used in connection with, or permanently affixed to or incorporated into any of the Improvements or the Land, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus,sprinkler systems and fire and theft protection equipment, together with all replacements, modifications, alterations and additions thereto, all of which are hereby deemed to constitute real property.

"GAAP" shall mean generally accepted accounting principles, consistently applied.

    "Governmental Authority" shall mean any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, court, administrative tribunal or public utility.

    "Gross Revenues" shall mean all revenues received or receivable from or by reason of the operation of the Facilities, or any other use thereof, including, without limitation, all patient revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on the Facilities, including, without limitation, and except as provided below, any other arrangements with third parties relating to the possession or use of any portion of the Facilities; provided, however, that Gross Revenues shall not include nonoperating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business; and provided, further, that there shall be excluded from such revenue:

(a) contractual allowances (relating to any period during the term of the Loan) for billings not paid by or received from the appropriate governmental agencies or third party providers:

(b) all proper patient billing credits and adjustments according to GAAP relating to health care accounting, including, without limitation, GAAP allowances for uncollectible accounts;

(c) Federal, State or local sales or excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately; and

(d) sums received by Borrower for services rendered by third-party providers (other than Affilates of Borrower) which Borrower is obligated to remit to such third party providers.

    Guaranty" shall mean that certain Guaranty of Obligations of even date herewith executed by Guarantors in favor of Lender.

    "Guarantors" shall mean Chris Brogdon, an indi idual, and NewCare Health Corporation, a Nevada corporation.

    "Hazardous Materials" shall mean (a) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances, kno n carcinogens or any other materials, contaminants or pollutants which (i) pose a hazard to any one or more of the Facilities or to persons on or about any one or more of the Facilities or (ii) cause any one or more of the Facilities to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is or could become friable; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (e) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials,"
"extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable Hazardous Material Laws; (f) medical wastes and biohazards; (g) radon gas; and (h) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or may or could pose a hazard to the health and safety of the occupants of any one or more of the Facilities or the owners and/or occupants of property adjacent to or surrounding any one or more of the Facilities.

    "Hazardous Materials Claims" shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against any one or more of the
Facilities, Lender or Borrower relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous
Materials.

    "Hazardous Materials Laws" shall mean any federal, state or local laws, ordinances, regulations, rules, orders, guidelines or policies relatir~g to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters, including, but not limited to, the Clean Water Act, Clean Air Act, Federal Water Pollution Control Act, Solid Waste Disposal Act, Comprehensive Enviromnental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; and the rules, regulations and ordinances of the Counties and municipalities in which the Facilities are located, the State Department of Health Services, the Regional Water Quality Control Board, the State Water Resources Control Board (or the equivalent agencies or authorities) and the Environmental Protection Agency or any other agency which regulates Hazardous Materials or Environmental
Activities.

    "Impositions" shall mean, collectively, all utility charges incurred by Borrower for the benefit of the Facilities or which may become a lien against either of the Facilities and all assessments or charge; of a similar nature, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or art imposed upon Borrower or its business conducted upon either of the Facilities or are levied or imposed upon Lender with respect to the Facilities or measured by any amount payable under the Loan Documents), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other levies or assessments by any Governmental Authority or private Persons (including, without limitation, any and all mechanic's or materiaLrnen's liens, or similar liens or encumbrances), in each case whether general or special, ordinary, or extraordinary, or foreseen or unforeseen, of every character in respect of the Facilities or the business conducted thereon (including all interest and penalties thereon due to any failure in payment), which may be assessed against or imposed upon (a) Borrower, (b) Lender's interest in the Facilities, (c) the Facilities or any part thereof or any rent therefrom or any estate, right, title or interest therein, (d) any occupancy, operation, use or possession of, or sales or other revenue from, or activity conducted on, or in connection with any one or more of the Facilities or the leasing or use of the Facilities or any part thereof by Borrower or (e) Lender as a result of or arising with respect to the Loan; (f) provided, however, "Impositions" shall not include any of the following, except to the extent that any Impositions in effect which Borrower is obligated to pay are totally or partially repealed, and any of the following taxes, assessments, tax levies or charges are levied, assessed or imposed in lieu thereof: (i) any tax based on net income related to the Loan imposed upon Lender, (ii) any transfer tax of Lender, or (iii) any tax imposed with respect to the proceeds of the Loan.

    "Improvements" shall mean all buildings, improvements, structures and Fixtures now or hereafter located on any of the Land, including, without limitation, landscaped areas, parking lots and structures, roads, drainage and other utility structures and other so-called "infrastructure" improvements.

    "Incremental Revenues" shall mean the amount by which the Gross Revenues for the Loan Year for which such determination is being made exceeds the Base Year Gross Revenues.

    "Initial Loan Advance" shall mean an amount equal to the sum of Nineteen Million Six Hundred Fifty Thousand Dollars ($19,650,000).

    "Insurance Proceeds" shall mean all proceeds of insurance payable as a result of any fire, earthquake, act of God, or other casualty to or in connection with the Facilities or any part thereof.

"Insured Property" shall mean the Improvements, Fixtures and Personal
Property.

    "Intangible Property" shall mean all of Borrower's right, title and interest in and to (a) all rents, profits, income or revenue derived from the use of rooms or other space within the Facilities or the providing of services in or from the Facilities, documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, choses in action, now owned or hereafter acquired by Borrower (including any right to any refund of any taxes or other charges heretofore or hen after paid to any Governmental Authority) arising from or in connection with Borrower's operation or ownership of the Facilities; (b) all Permits; and (c) all other intangible property or any interest therein now or on the Loan Closing Date owned or held by Borrower in connection with the Land, the Improvements or the Fixtures, or any business or businesses now or hereafter conducted by Borrower or any lessee thereon or with the use thereof, including all rights of Borrower in and to all leases, contract rights, agreements, trade names, water rights and reservations, zoning rights, business licenses and warranties (including those relating to construction or fabrication) related to the Land, the Improvements or the Fixtures, or any part thereof.

    "Intended Use" shall mean the use of the Facilities for operation of the healthcare facilities described in Recital B and for such other ancillary uses as may be necessary or incidental to such uses.

"Land" shall have the meaning ascribed to such term in Recital A.

    "Legal Requnrements" shall mean all federal, State, county, municipal and other governmental and quasi-governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any one of the Facilities or the construction, use or alteration thereof, whether now or hereafter enacted and in force including, without limitation, the Americans With Disabilities Act, 42 U.S.C. Section 12101-12213 (1991) and including any zoning or other land use entitlements and any requirements which may require repairs, modifications or alterations in or to the Facilities, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances running in favor of any Person, contained in any instruments, either of record or known to Borrower, at any time in force affecting the Facilities.

    "Lender" shall mean Nationwide Health Properties, Inc., a Maryland corporation, its successors and assigns ard any party to which the Note is assigned or otherwise transferred.

    "Letter of Credit" shall mean an irrevocable letter of credit issued pursuant to the Letter of Credit Agreement by a financial institution mutually acceptable to Lender and Borrower in the initial face amount of the Debt Service Reserve.

    "Letter of Credit Agreement" shall mean a letter of credit agreement on Lender's then standard form as of the applicable date of determination.

    "Licensing Requirements" shall mean those Legal Requirements which specifically relate to the use of the Facilities for the Intended Use.

    "Lien" shall mean any lien. mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

    "Loan" shall mean the loan described in this Agreement in the principal amount of the Loan Amount.

    "Loan Amount" shall mean the original principal amount of Twenty-One
Million
Five Hundred Thousand Dollars ($21,500,000), or so much thereof as is advanced, as such amount may be reduced through repayments by Borrower pursuant to the Note.

    "Loan Closing Date" shall mean the date on which the Initial Loan Advance is disbursed to or for the benefit of Borrower.

"Loan Documents" shall mean the documents described in Section 3.1 of this Agreement.

    "Loan Year" shall mean (a) the period beginning on the Loan Closing Date and ending on the one (1) year anniversary of the last day of the calendar month in which the Loan Closing Date falls, and (b) each subsequent and consecutive twelve (12) month period.

    "Maturity Date" shall mean the date set forth in the Note upon which the entire principal amount of the Loan shall be due and payable.

    "Mortgages" shall mean a deed to secure debt, mortgages and assignment of rents, security agreement, financing statement and fixture filing in form and substance satisfactory to Lender, executed by Borrower in favor of Lender, creating a lien on the Land, the Facilities, the Fixtures, and the Improvements, and all rights and easements appurtenant thereto.

    "Multiemployer Plan" shall mean a "multiemployer plan", as dehmed in Section
3(37) of ERISA, to which Borrower or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Borrower or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

"NewCare" shall mean NewCare Health Corporation, a Nevada corporation.

    "Net Condemnation Proceeds" shall mean all Condemnation Proceeds remaining after deduction of all expenses of collection and settlement thereof, including, without limitation, attorneYs' and adjustors' fees and expenses.

    "Net Insurance Proceeds" shall mean all Insurance Proceeds remaining after deduction of all expenses of collection and settlement thereof, including, without limitation, attorneys' fees and expenses.

    "Note" shall mean a secured promissory note, in the original principal amount of Twenty-One Million Five Hundred Thousand Dollars (521,500,000), executed by Borrower as maker, in favor of Lender as holder, in form and substance satisfactory to Lender.

     "PBGC" snall mean the Pension Benefit Guaranty Corporation (or any successor thereto).

    "Pension Plan" shall mean any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

    "Permits" shall mean all permits, licenses, approvals, entitlements and other governmental and quasi-governmental authorizations now owned or hereafter acquired by Borrower (including, without limitation, certificates of need, health care provider licenses and certificates of occupancy) and necessary or desirable in connection with the ownership, planning, development, construction, use, operation or maintenance of the Facilities for the Intended Use. As used herein, "quasi-governtnental" shall include the providers of all utilities services to the Facilities.

    "Permitted Exceptions" shall mean those title exceptions or defects which have been approved in writing by Lender and, with respect to the Land and Improvements, those exceptions or defects which Lender has approved in writing to appear as exceptions on the Title Policy.

    "Person" shall mean any individual, partnership, association, corporation, Governmental Authority or other entity.

    "Personal Property" shall mean all Intangible Property and all machinery, equipment, furniture, tools, furnishings, movable walls or partitions, computers or trade fixtures or other personal properry (but specifically excluding consumable inventory and supplies), acquired by or for the account of Borrower and used or useful in the operation of Borrower's business at the Facilities whether now owned or hereafter acquired by Borrower, together with all accessions, additions, parts, attachments, accessories or appurtenances thereto.

    "Phase 1 Site Assessment Reports" shall mean those certain Phase 1 Environmental Site Assessment reports delivered to Lender in connection with the
Facilities, dated May, 1997, prepared by Rust Environment and Infrastructure,
Inc.

    "Potential Default" shall mean the existence of any event which, with the giving of notice, the passage of ttrne, or both, would constitute an Event of Default under any of the Loan Documents.

    "Proceeds" shall mean the Net Insurance Proceeds or Net Condemnation Proceeds, as applicable.

"State" shall mean the State of Florida.

    "Subdivision Map Act" shall mean the applicable statutes of the State of Florida and State of Georgia which govern the subdivision of real property for sale, lease or finance.

    "Title Company" shall mean the title insurance company selected by Lender in its sole discretion to provide the Title Policy.

    "Title Policy" shall mean a title insurance policy in the form of an American Land Title Association Extended Coverage Loan Policy of Title Insurance (1970 Form B, without modification, revision or amendment), insuring that on the date of recordation of the Mortgages, Borrower owns fee simple title to the Facilities and that the Mortgages are a valid first priority lien on the Facilities in the amount of the Loan Amount. The Title Policy shall contain such endorsements and reinsurance agreements as Lender reasonably requires and shall be subject only to the Permitted Exceptions.

"Total Interest" shall have the meaning ascribed to such term in the Note.

    "Upgrade Expenditures" shall mean an annual sum of money to be expended by Borrower for upgrades or improvements to the Facilities which have the effect of maintaining or improving the competitive position of the Facilities in their respective marketplace. Such expenditures shall include cash payments only and shall not include any amount for depreciation, amortization, interest payments or rent. Non-exclusive examples of Upgrade Expenditures are new or replacement wallpaper, tiles, window coverings, lighting fixtures, painting, upgraded landscaping, carpeting, architectural adornments, common area amenities and the like. It is expressly understood that capital improvements or repairs (such as but not limited to repairs or replacements to the structural elements of the walls, parking area, or the roof or to the electrical, plumbing,
HVAC or other mechanical or structural systems in the Facilities) shall not be considered to be Upgrade Expenditures.

    "Written Authorization" shall mean a letter to Hughes and White, as agent for the Title Company, in the Form of Exhibit F, executed by Borrower and Lender, directing the Title Company to comply with the instructions in the Closing Procedure Letter.

                            ARTICLE II
                             THE LOAN

    2.1 Agreement to Lend and Borrow. Subject to the terms and conditions of this Agreement, Lender will lend and Borrower will borrow up to the Loan Amount.
Lender shall disburse the proceeds of the Loan in accordance with the provisions of Article V of this Agreement. Notwithstanding the parties' intention that the transaction contemplated by the Loan Documents is a loan to Borrower, Lender shall be entitled to account for the Loan on Lender's books in any manner that Lender elects in its sole discretion, and any such accounting by Lender shall not be deemed or construed to affect in any manner the rights and obligations of Borrower and Lender under the Loan Documents.

    2.2 Evidence of Indebtedness and Maturity. The Loan shall be evidenced by the Note in the principal amount of the Loan Amount. The outstanding principal balance of the Loan, together with accrued and unpaid Total Interest thereon, and all other amounts payable by Borrower under the terms of the Loan Documents, shall be due and payable on the Maturity date.

    2.3 Interest. The Loan Amount shall bear interest at the rate per annum specified in the Note, which interest shall be due and payable as specified therein.

    2.4 Security. Payment of the Note and performance of all of Borrower's other obligations under the Loan Documents shall be secured by the following: (a) the
Mortgages; (b) the Financing Statements; (c) the Fixture Filings; (d) the Debt Service Reserve Pledge Agreement; and (e) such other security interests in property of Borrower as Lender shall require in the Loan Documents.

    2.5 Environmental Indemnity. Lender shall be indemnified with respect to environmental matters by the Environmental Indemnity.

    2.6 Prepayment. Except as provided in the Note, Borrower shall have no right to prepay the Loan A.mount, in whole or in part, prior to the Maturity Date.

                         ARTICLE III
                   LOAN CLOSING CONDITIONS

    3.1 Conditions Precedent. Lender's obligation to make the Loan and to perform the remainder of its obligations under this Agreement are expressly conditioned upon the occurrence of all of the following on or before the Loan Closing Date:

(a) Lender's receipt and approval of all of the items set forth in Exhibit B;
and

(b) Borrower's delivery to Lender of the following items and documents, in form and content satisfactory to Lender, duly executed (and acknowledged where necessary) by the appropriate parties thereto:

             (I) This Agreement;

          (ii) The Note;

          (iii) The Mortgages, which shall be duly recorded in the Official Records of the Counties:

          (iv) The Financing Statements, which shall be duly filed in the Off~ce of the Secretary of State of Florida, Georgia and Louisiana;

          (v) The Fixture Filings, which shall be duly recorded in the Official
Records of the counties;

          (vi) The Debt Service Reserve Pledge Agreement;

          (vii) The Environmental Indemnity;

          (viii)The Guaranty; and

          (ix) Such other documents that Lender may reasonably require.

(c) Upon receipt of the items described in this Article III, and upon compliance with the other terms and conditions of this Agreement, Borrower and Lender shall execute and delliver to Title Company the Written Authorization.

                         ARTICLE IV
                CLOSING COSTS AND PRORATIONS

4.1 Closing Costs.

(a) Borrower shall pay:

(i) any and all state, municipal or other documentary or transfer taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement, any agreement or commitment described or referred to herein or the transactions contemplated herein;

(ii) all escrow fees and title charges relating to the transactions contemplated hereunder;

(iii) the charges for or in connection with the recording andlor filing of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein;

(iv) any and all broker's fees or similar fees claimed by any party employed by
Borrower in connection with the transactions contemplated herein;

(v) Borrower's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Borrower hereunder, including, without limitation, the cost of all performances by Borrower of its obligations hereunder; and

(vi) that portion of Lender's legal fees and expenses and the costs of any site inspections, environmental audits and surveys which are not required to be paid by Lender under Section 4.1(b)(ii) below.

(b) Lender shall pay:

(i) any and all broker's fees or similar fees claimed by any party employed by Lender in connection with the transactions hereunder, provided, however, Lender shall not be deemed to have employed any party by merely receiving information concerning Borrower, the Facilities or related to the transactions contemplated hereunder or by executing any agreement to hold such information confidential;

(ii) the first Seventy-Five Thousand Dollars ($75,000) of Lender's legal fees and expenses and the costs of any site inspections, environmental audits and surveys performed by or on behalf of Lender, including travel and out-of-pocket expenses for such inspections, audits and surveys.

(c) The Facilities are presently encumbered by certain mortgages and certain other security instruments (individually and collectively, the "Existing Encumbrances"). Borrower shall cause the Existing Encumbrances and all indebtedness secured thereby to be fully satisfied, released and discharged of record on or prior to the Loan Closing Date (recognizing that Borrower may use the proceeds of the loan contemplated hereby to satisfy the same). Borrower acknowledges that such satisfaction, release and discharge may involve prepayment penalties or premiums and other costs or expenses, all of which shall be paid by Borrower at its sole cost and expense on or before the Loan Closing Date.

                          ARTICLE V
                 DISBURSEMENTS OF THE LOANT

    5.1 Disbursements. Lender shall have no obligation to make disbursements of the Loan except as provided in this Article V.

    5.2 Disbursement of the Initial Loan Advance. Lender shall disburse the Initial Loan Advance (less the Debt Service Reserve) upon Borrower's delivery and satisfaction of the conditions precedent set forth in Section 3.1 of this Agreement. Borrower acknowledges and agrees that although Lender shall deposit the Debt Service Reserve into the Account pursuant to the provisions of Section
7.24 below, Borrower shall be deemed to have been advanced the full amount of the
Initial Loan Disbursement at such time as Lender has disbursed the Loan proceeds in accordance with the immediately preceding sentence.

    5.3 Disbursement of the Final Loan Advance. Subject to Lender's approval of specific plans and costs, in the event Borrower desires to renovate, improve, enhance or expand the capabilities of the Facilities to render healthcare, residential or custodial services (collectively, "Capital Improvements"), Lender shall, within thirty (30) days of Borrowers' written request therefor, provide the funds for such Capital Improvements in an amount not to exceed, in the aggregate for all such requests, the Final Loan
Advance, upon the following terms and conditions: (a) the Capital Improvement(s) for which such amounts are requested shall improve the operation and marketability of the Facilities and, unless Lender consents otherwise, shall not be for any Capital Improvement which has been required by any governmental authority and/or which is required to cause the Facilities to comply with any law or Licensing Requirement; provided that in no event shall the funds provided by
Lender be used to remedy any condition which constitutes a default by Borrower under the provisions of this Agreement; (b) such amounts shall be requested and such Capital Improvements shall be completed within two (2) years of the Loan Closing Date; (c) no Event of Default or Potential Default shall have occurred and be continuing at the time of any such request for such amounts or any request for disbursement of such amounts; and (d) Lender shall have the right to impose such conditions and procedures for the disbursement of such amounts as it deems appropriate in the exercise of its reasonable judgment.

    5.4 Liens. All construction shall be free and clear of defects and liens or claims for liens for materials supplied or labor or services performed in connection with the Facilities, except for liens which are being duly contested in accordance with the provisions of Section 7.1 of this Agreement. No disbursement of the Final Loan Advance shall be made by Lender during such time that Lender reasonably suspects that such disbursement might be junior in priority to mechanic's or material supplier's liens or any intervening or other liens against the Facilities.

                         ARTICLE VI
               REPRESENTATIONS AND WARRANTIES

    As an inducement to Lender to execute this Agreement and to disburse the proceeds of the Loan, Borrower represents and warrants to Lender the truth and accuracy of the matters set forth in this Article VI.

    6.1 Title. Borrower has, or as of the Loan Closing Date will have, good, marketable (and insurable with respect to the Land and Improvements) title to, and the entire right, title, and interest in, the Facilities, free and clear of any and all leases, Liens, encumbrances or other liabilities, subject only to the Permitted Exceptions.

    6.2 Utilities. The Facilities have available to their respective boundaries adequate utilities, including, without limitation, adequate water supply, storm and sanitary sewage facilities, telephone, gas, electricity and fire protection, as is required for the operation of the Facilities for the Intended Use.

6.3 Physical Condition; Completeness.

(a) The Facilities have been constructed in a good, workmnanlike and substantial manner, free from material defects and in accordance with all Legal Requirements.

(b) Neither the zoning nor any other right to construct upon or to use the Facilities is to any extent dependent upon or related to any real estate other than the Facilities, the unprovement of such other real estate or the payment of any fees for the improvement of such other real estate.

(c) The Facilities, and each portion thereof, are in good condition and repair and are free from material defects. Borrower will use its best efforts to maintain the Facilities in good condition and repair.

(d) There are no soil conditions adversely affecting the Facilities.

(e) Other than as disclosed on the Phase I Site Assessment Reports there are and have been no Hazardous Materials installed or stored in or otherwise existing at, on, in or under any one or more of the Facilities which are or have been at any time in violation of any applicable Legal Requirements or which are or have been at any ti~ne in amounts or concentrations sufficient to require the reporting of such materials to any Governmental Authority.

6.4 Compliance.

(a) Borrower has obtained and shall maintain all consents, approvals, licenses, permits and other permissions related to the operation of the Facilities for the
Intended Use as are required under Legal Requirements and Licensing
Requirements.

(b) Borrower has and shall maintain all Permits and all other consents, approvals, licenses, permits and other permissions related to the operation of the Facilities for the Intended Use as are required under Legal Requirements and
Licensing Requirements.

(c) Notwithstanding the foregoing in (a) and (b) above, if any additional consents, approvals, licenses, permits or other permissions are required in connection with the operation of the Facilities for the Intended Use, Borrower hereby agrees that Borrower shall, as promptly as practical, use its best efforts to obtain all such additional consents, approvals, licenses, permits and other permissions related to such Intended Use and required under any of the Legal Requirements or Licensing Requirements.

    6.5 Zoning. The Facilities are properly and fully zoned for the Intended Use and the Facilities and the operation and use thereof, including, without limitation, all boundary line adjustments to the Facilities, comply with all applicable Legal Requirements (including, without limitation, the Subdivision Map Act).

    6.6 No Notices of Non-Compliance. Borrower has not received any notice that and, after due inquiry Borrower has no knowledge that (a) any Government Authority or any employee or official thereof considers that the operation or use of any one or more of the Facilities for the Intended Use to have failed or will fail to comply with any Legal Requirements, (b) any investigation has been commenced or is contemplated respecting any such possible or actual failure of the operation or use of any one or more of the Facilities for the Intended Use to comply with any of the Legal Requirements, and (c) there are any unsatisfied requests for repairs, restorations or alterations with regard to any one or more of the Facilities from any Person, including, but not limited to, any lender, insurance carrier or Government Authority.

6.7 Due Authorization, Execution, Organization, etc.

(a) This Agreement and all of the Loan Documents are, and on the Loan Closing Date will be, duly authorized, executed and delivered by and are binding in accordance with their terms upon Borrower, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application and of legal or equitable principles generally and covenants of good faith and fair dealing.

(b) Windward is a duly organized, validly existing Georgia corporation and is in good standing to do business in the State of Florida. HFLP is a duly organized, validly existing Louisiana limited partnership and is in good standing to do business in the State of Florida. Oak Manor and Central Tampa are duly organized, validly existing Florida limited partnerships and are in good standing to do business in the State of Florida. Borrower has the power and authority to enter into this Agreement and all of the Loan Documents.

(c) Neither this Agreement nor any of the other Loan Documents nor anything provided in or contemplated by this Agreement or any of the other Loan Documents, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, affecting or relating to Borrower or the Facilities.

6.8 True, Correct and Complete Information.

(a) To the best of Borrower's knowledge after due inquiry, all documents, plans, surveys and other data or information prepared by parties other than Borrower or
Borrower's agents or employees and provided to Lender in connection herewith, are true, correct and complete in all material respects and disclose all material facts with no material omissions with respect thereto.

(b) All documents and other data or information prepared by Borrower or Borrower's agents or employees are true, correct and complete in all material respects with no material omissions with respect thereto.

    6.9 Existing Agreements. There are no material agreements or understandings
(whether written or oral) to which Borrower is a party or is bound, including, without limitation, any Business Agreements, relating to any one or more of the
Facilities or the operation or use thereof other than the Permitted Exceptions and those documents and instruments which have been delivered by Borrower to Lender prior to the Loan Closing Date.

    6.10 Default. Borrower is not in default with respect to any of its material obligations or liabilities pertaining to any one or more of the Facilities. Without limiting the foregoing, the Permitted Exceptions are free from the material default by Borrower and, to the best of Borrower's actual knowledge, by any other party thereto.

    6.11 Litigation; Condemnation. There are no material actions, suits or proceedings pending or threatened before or by any judicial, administrative or union body, any arbiter or any Governmental Authority, against or affecting Borrower or the Facilities or any portion thereof. There are no existing, proposed or threatened eminent domain or similar proceedings which would affect the Land or Improvements in any manner whatsoever.

    6.12 No Taxes or Utilities Due. Borrower is not in default in the payment of any and all insurance premiums relating to the Facilities, real and personal property taxes and assessments on the Facilities and the cost of all gas, water, electricity, heat, fuel, sewer, telecommunications and other utilities relating to the Facilities.

6.13 Employee Benefit Plans.

(a) Borrower and each of its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunderwith respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

(b) No ERISA Event has occurred or is reasonably expected to occur.

(c) Except to the extent required under Section 4980B of the Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Borrower or any of its ERISA Affiliates.

(d) As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $20,000.

    6.14 Union Agreements. Borrower has delivered to Lender true and correct copies of all collective bargaining and other agreements with labor unions or other employee groups or associations which include or will include Borrower's operations at the Facilities.

    6.15 Hazardous Materials Representations. The Facilities and the Intended Use do currently, and will at all times throughout the term hereof continue to, comply with all applicable laws and governmental regulations including, without limitation, all Hazardous Materials Laws.

                         ARTICLE VII
                    COVENANTS OF BORROWER

    As an inducement to Lender to execute this Agreement and to make each disbursement of the Loan, Borrower hereby covenants as follows:

    7.1 No Liens; Permitted Contests. Borrower shall not cause or permit any Lien to be placed or assessed against the Land or the Facilities or the operation thereof, or permit any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of the Facilities, or any portion thereof; provided, however, Borrower shall be permitted in good faith and at Borrower's expense to contest the existence, amount or validity of any Lien upon the Facilities by appropriate proceedings sufficient to prevent
(i) the collection or other realization of the Lien or claim so contested,
(ii) the sale, forfeiture or loss of the Facilities or any portion thereof, any (iii) any interference with the use or occupancy of the Facilities, (iv) any interference with the payment of any amounts due under the Loan Documents, and (v) the cancellation of any fire or other insurance policy or policies required under any of the Loan Documents. Borrower shall provide Lender with security satisfactory to Lender, in Lender's reasonable judgment, to assure the payment, compliance, discharge, removal and/or other action in connection with such Lien, including all costs, attorneys' fees, interest and penalties that may be or become due in connection therewith. Borrower further agrees that each contest permitted by this Section 7.1 shall be promptly and diligently prosecuted to a final conclusion by Borrower. Borrower hereby agrees to indemnify, defend and save Lender harmless against, any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. In the event Borrower does not comply with the provisions of this Section 7.1, Lender may, but shall not be required to, procure the release of any such Lien and in furtherance thereof may, in its sole discretion, effect any settlement or compromise with respect thereto. Any amounts expended by Lender in settling, compromising or arranging for the release of any Lien shall bear interest at the Agreed Rate from the date of expenditure by Lender and shall be payable by Borrower upon demand by Lender.

    7.2 Compliance with Legal Requirements. Borrower, at its expense, shall promptly (a) comply with all applicable Legal Requirements as well as the certification requirements of Medicare and Medicaid (or any successor programs) with respect to the use, operation, maintenance, repair and restoration of the Facilities, whether or not compliance therewith shall require structural changes in any of the Improvements or interfere with the use and enjoyment of the Facilities, and (b) procure, maintain and comply with all licenses, agreements and other authorizations required for the proper erection, installation, operation and maintenance of the Facilities or any part thereof. Borrower covenants and agrees that Borrower's use of the Facilities and the maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements. Borrower shall promptly give written notice to Lender of any violation of any Legal Requirement. Borrower and Lender have expressly agreed that Borrower's obligation under this Agreement to comply with Legal Requirements as to the Facilities specifically includes the requirement that Borrower comply with the Americans with Disabilities Act, 42 U.S.C. Section 1201 et seq, and all rules and regulations adopted thereunder.

    7.3 Use of the Facilities. Borrower shall continuously use or cause to be used the Facilities only for the Intended Use. Except with the prior written consent of Lender, Borrower shall not decrease, or permit a decrease in, the number of units available for residential occupancy or licensed beds being used for the Intended Use. No use shall be made or permitted to be made of the Facilities, and no acts shall be done to or upon the Facilities, which will cause the cancellation of, or make void or voidable, any insurance policy covering the Facilities or any part thereof, nor shall Borrower sell or otherwise provide to any Person therein, or permit to be kept, used or sold in or about the Facilities any article which may be prohibited by law or by any insurance policies required to be carried hereunder, or fire underwriter's regulations. Borrower shall not use or occupy the Facilities or permit the Facilities to be used or occupied, in a manner which would or might (a) violate any certificate of occupancy, or any equivalent thereof, affecting the Facilities or any other Legal Requirement, (b) make it difficult or impossible to obtain fire or other insurance which Borrower is required to furnish hereunder at commercially reasonable rates, (c) cause structural injury to any of the
Improvements, (d) constitute waste, (e) make possible a claim or claims of adverse usage or adverse possession or of implied dedication of the Facilities or any portion thereof. Borrower shall not use or allow the Facilities to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Borrower cause, maintain or permit any nuisance in, on or about the Facilities. Borrower shall comply with all Legal Requirements and/or
Licensing Requirements.

    7.4 Payment of Impositions. Subject to the provisions of Section 7.1 relating to permitted contests, Borrower will pay, or cause to be paid prior to delinquency, directly to the applicable Governmental Authority or Person, all Impositions before any fine, penalty, interest or cost may be added for non-payment, and Borrower will promptly, upon request by Lender, furnish to Lender copies of official receipts or other satisfactory proof evidencing such payments. Within ten (10) days after receipt thereof Borrower will deliver to Lender copies of all settlements and notices pertaining to the Impositions which may be issued by any Governmental Authority or Person. If any such Imposition may, at the option of Borrower, lawfully be paid without penalty in installments
(whether or not interest shall accrue on the unpaid balance of such Imposition),
Borrower may exercise the option to pay such Imposition, and any accrued interest on the unpaid balance, in installments before any fine, penalty, premium, further interest or cost may be added thereto. Without limiting the generality of the foregoing, Borrower will pay or reimburse Lender for all Impositions which are sales, use, single business, gross receipts, transaction privilege, rent or other excise taxes which are levied or imposed upon or measured by any amount payable under the Loan Documents

    7.5 Other Facilities. Borrower acknowledges that Borrower's ability to repay the Loan is dependent, in part, upon the concentration by Borrower, Guarantor and their respective Affiliates of all of their business within the geographical area in which the Facilities are located upon Borrower's business at the Facilities so as to maximize the gross revenues earned by Borrower therefrom, and Borrower further acknowledges that any activity by Borrower, Guarantor and their respective Affiliates within the geographical area of the Facilities in operating or participating in the operation of a similar or competing business must necessarily have an adverse effect on the gross revenues at the Facilities. Therefore, Borrower agrees that until the Loan and all other amounts owing to Lender under the Loan Documents have been paid in full, Lender shall be provided with the right of first refusal to enter into sale/leaseback financing transactions with Borrower, Guarantor and/or any of their respective Affiliates in connection with any other facility or institution (an "Other Facility" or the "Other Facilities") providing services or goods similar to those provided on or in connection with the Facilities and the Intended Use thereof within a five (5) mile radius of any one of the Facilities. Notwithstanding the foregoing, the terms "Other Facility" and "Other Facilities" shall not include any such facility or institution that is either owned by Lender or financed by Lender. Upon a breach by Borrower, Guarantor or any of their respective Affiliates of any of the provisions of this Section 7.5, Lender shall be entitled to exercise any and all remedies available to it at law, in equity or otherwise. In connection with any such exercise of remedies by Lender, Borrower shall have the burden of proving that Lender could have reasonably mitigated its damages.

    7.6 Hazardous Material Covenants. Borrower shall at its expense comply, and cause its agents, employees, contractors, partners, directors, officers and shareholders, to comply with all Hazardous Materials Laws, including, without limitation, obtaining and filing all applicable notices, permits, licenses and similar authorizations. Borrower shall not create or permit to continue in existence any lien upon the Facilities or any portion thereof pursuant to Hazardous Materials Laws. Subject to the provisions of Section 7.3,
Borrower shall not change or alter any use of the Facilities or any portion thereof unless Borrower shall have notified Lender thereof in writing and Lender shall have determined, in its sole and absolute discretion, that such change or modification will not result in the presence of Hazardous Materials on the Facilities or any portion thereof in such a level that would increase the potential liability for Hazardous Materials Claims. If Borrower fails to comply with any provision of this Section 7.7, Lender may, at its sole option, but without any obligation so to do, take any and all actions as Lender shall deem necessary to cure such failure. Any amounts so paid by Lender, together with interest thereon from the date of such expenditure at the Agreed Rate, shall be payable by Borrower upon demand by Lender.

7.7 Environmental Matters.

(a) Without limiting the generality of Section 7.6, Borrower covenants and agrees that it will not engage in nor will it permit the performance of any Environmental Activities in connection with the Facilities or any portion thereof, to the extent any such Environmental Activities would violate any Hazardous Materials Laws. In the event any Environmental Activities occur in violation of any Hazardous Materials Laws, Borrower shall promptly and at its sole cost and expense, (I) notify Lender of such occurrence in writing, (ii) obtain all permits and approvals necessary to remedy any such suspected problem through the removal of Hazardous Materials or otherwise; and (iii) upon Lender's approval of the remediation plan, remedy any such problem to the satisfaction of Lender, in accordance with all Hazardous Materials Laws and good business practices.

(b) Borrower shall immediately advise Lender in writing of (i) any and all Hazardous Materials Claims against Borrower or the Facilities or any portion thereof, (ii) any remedial action taken by Borrower in response to any (A) Hazardous Materials on, under or about the Facilities or any portion thereof in violation of any Hazardous Materials Laws or (B) Hazardous Materials
Claims, and (iii) Borrower s discovery of any occurrence or condition on any of the Adjoining Property or in the vicinity of the Facilities that could cause the
Facilities or any part thereof to be classified as "border-zone property" under the provisions of any applicable law of the State, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Facilities or any portion thereof under any Hazardous Materials Laws. In addition, Borrower shall provide Lender with copies of all communications to or from Borrower, any Goverurnental Authority or any other Person relating to Hazardous Materials Laws or Hazardous Materials Claims.

    7.8 Participation in Hazardous Materials Claims. Lender shall have the right, at Borrower's sole cost and expense and with counsel chosen by Lender, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

    7.9 Environmental Inspections. Borrower hereby grants to Lender, its agents, employees, consultants and contractors, the right to enter upon the Facilities upon reasonable advance notice, and to perform such tests on the Facilities as Lender reasonably deems necessary and to conduct such review and/or investigation of the Facilities as Lender deems necessary or desirable to confirm Borrower's compliance with Section 7.6 and 7.7; provided, however, in the exercise of such rights Lender shall take due care not to unreasonably interfere with Borrower's operations at the Facilities. Borrower shall pay for any such tests performed by Lender, its agents, employees, consultants or contractors, provided that Lender has reasonable grounds to believe that Environmental Activities in violation of the Hazardous Materials Laws have occurred or may imminently occur. For the purposes of the preceding sentence, Lender shall be deemed to have reasonable grounds to believe that Environmental Activities in violation of the Hazardous Materials Laws have occurred or may immediately occur if the tests performed by or on behalf of Lender indicate that Environmental Activities in violation of the Hazardous Materials Laws actually occurred. Borrower hereby acknowledges and agrees that Lender, its agents, employees, consultants and contractors will be deemed to be the agents of Borrower when entering on the Facilities and performing tests pursuant to the foregoing sentence. Notwithstanding Lender's review and/or approval of any environment reports, assessments, or evaluations, either before or after the execution of this Agreement, Borrower shall have the sole responsibility of ensuring its compliance with the provisions of Sections 7.6 and 7.7 and nothing contained in this Agreement shall be deemed or construed as placing any responsibility upon Lender for any of Borrower's Environmental Activities. Borrower shall not be relieved of its responsibility as set forth in the preceding sentence as a result of any mistake, error, act or omission by Lender or its agents, employees, consultants or contractors in connection with the review, approval or enforcement of any environmental reports, assessments or evaluations, whenever made, or the monitoring by Lender of Borrower's Environmental Activities. In addition tO the foregoing, no mistake, error, act or omission by Lender or its agents, employees, consultants or contractors shall create any rights in favor of any Person other than Borrower, including, without limitation, third party beneficiary rights.

    7.10 Environmental Indemnification. To the fullest extent permitted by law,
Borrower agrees to protect, indemnify, defend, save and hold harmless Lender, its directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable claim, action, suit, proceeding, loss, cost, damage (including, without limitation, any consequential damage), liability, deficiency, free, penalty, damage or expense (including, without limitation, punitive or consequential darnages) of any kind or nature, including reasonable attorneys' fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or based upon (a) any Environmental Activities in connection with the Facilities or any residual contamination affecting any natural resource or the environment; or (b) the violation, or alleged violation, of any Hazardous Materials Laws with respect to the Facilities, including, without limitation, any Hazardous Materials Claims. This indemnity shall include, without limitation, any damage, liability, fine, penalty, punitive damage, cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leak, spill, release or other adverse affect upon the environment. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Lender may require Borrower to so defend the matter or Lender may elect to defend the matter with its own counsel at Borrower's expense. The obligations on the part of Borrower set forth in this Section 7.10 shall survive the repayment of the Loan and the release and reconveyance of the lien of the Mortgages.

    7.11 Lender Inspections. During normal business hours and, in the event of an emergency, at any time, Borrower shall permit Lender and Lender's representatives, inspectors and consultants to (a) enter upon the Facilities,
(b) inspect the Facilities, and (c) examine all contracts, books and records relating to Borrower's operations at the Facilities, and make copies of any such items at Lender's expense.

7.12 Financial Statements.

(a) Within forty-five (45) days of the end of each quarter of Borrower's
Fiscal
Year, Borrower shall deliver to Lender a quarterly unaudited Financial Statement for each of the entities comprising Borrower for such quarter, certified by an off cer of Borrower or the general partner of Borrower, as the case may be.

(b) Within ninety (90) days of the end of each of Borrower's and NewCare's Fiscal Years, Borrower shall deliver to Lender an annual audited consolidated Financial Statement for Borrower and NewCare for such year, prepared by an independent certified public accountant in form acceptable to Lender.

(c) Promptly after the giving, sending or filing thereof, Borrower shall transmit to Lender (I) copies of all reports, if any, which Borrower or any of its subsidiaries or parent companies provide to the holders of their respective capital stock or other securities, and(ii) all reports or filings, if any, made by Borrower or any of its subsidiaries or parent companies to or with the Securities Exchange Commission or any national securities exchange.

    7.13 Statements for Facilities. Within thirty (30) days of the end of each calendar month, Borrower shall deliver to Lender an unaudited statement certified as true and correct without qualification by Borrower setting forth the following as to the Facilities with respect to the month covered by such report: (a) Gross Revenues for the Facilities; (b) gross expenses for the Facilities, including all cash expenses including management fees; (c) net operating income for the Facilities; (d) total patient days; (e) occupancy percentage; and (f) payor mix.

7.14 Regulatory Reports.

(a) Borrower shall, within five (5) Business Days of receipt thereof, deliver to
Lender all federal, state and local licensing and reimbursement certification surveys, inspections and all other reports received by Borrower as to the Facilities from any Governmental Authority, including, without limitation, the designated Medicare and Medicaid and other agencies of the State or the United States governments with licensing or regulatory oversight or other responsibility for the operation of the Facilities for the Intended Use. Within ninety (90) days of the end of each calendar year, Borrower shall deliver to Lender an annual audited Medicaid cost report for the Facilities for such year certified by an independent auditor and in form acceptable to Lender. Within fifteen (15) days of the end of each calendar month, Borrower shall deliver to Lender a census report for the Facilities in form acceptable to Lender.

(b) Within two (2) Business Days of receipt thereof, Borrower shall give Lender written notice of any violation of any Licensing Requirement or any suspension, termination, restriction, threatened suspension, termination or restriction of any such licenses, permits, approvals or certifications or of any material litigation threatened or filed against the Facilities or Borrower.

    7.15 Expenses. Borrower shall pay all expenses, costs and disbursements of every kind and nature incurred by or on behalf of Borrower during the term of the Loan with respect to the operation, maintenance and management of the Facilities. Borrower shall pay any and all valid claims of any brokers or agents with whom it has dealt who claim a right to any fees in connection with arranging the financing of the Facilities, and shall indemnify, defend and hold Lender harmless from such claims, whether or not they are valid.

    7.16 Litigation. Borrower shall give Lender prompt written notice of any action or proceeding commenced or threatened against Borrower, any Guarantor or any one of the Facilities with an amount in controversy equal to or greater than
Fifty Thousand Dollars ($50,000) and will deliver to Lender copies of all notices, and other information regarding such Proceeding or action Promptly upon receipt or transmittal thereof.

    7.17 Representations and Warranties. Until the repayment in full of the Note and all other obligations secured by the Mortgages, the representations and warranties of Article VI shall remain true and complete.

    7.18 Further Assurances. Borrower shall execute and deliver from time to time, promptly after any request therefor by Lender, any and all instruments, agreements and documents and shall take such other action as may be necessary or desirable in the opinion of Lender to maintain, perfect or insure Lender's security provided for herein and in the other Loan Documents, including, without limitation, the execution of WCC-1 renewal statements, the execution of such amendments to the Mortgages and the other Loan Documents and the delivery of such endorsements to the Title Policy, all as Lender shall reasonably require, and shall pay all fees and expenses (including reasonable attorneys' fees) related thereto. Promptly upon the request of Lender, Borrower shall execute and deliver a certification of non-foreign status consistent with the requirements of Section 1445 of the Code.

    7.19 Operating Leases. Other than leases entered mto by Borrower in the ordinary course of business to occupants of the Facilities, Borrower shall not enter into any lease of any portion of the Facilities without Lender's prior written approval, which approval may be withheld in Lender's sole discretion. Any of the foregoing acts without such approval shall be void, but shall, at the option of Lender in its sole discretion, an Event of Default hereunder.

7.20 ERISA Events.

(a) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, Borrower will deliver to Lender a written notice specifying the nature thereof, what action Borrower or any of the ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

(b) With reasonable promptness, Borrower shall deliver to Lender copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (ii) all notices received by Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ER1SA Event; and (iii) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Lender shall reasonably request.

    7.21 Maintenance Obligations. Borrower shall keep and maintain the Facilities in good appearance, repair and condition and maintain proper housekeeping. Borrower shall promptly make or cause to be made all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Facilities in good and lawful order and condition and in substantial compliance with all requirements for the licensing of skilled nursing facilities and a CRCC in the States of Florida and Georgia, as applicable, or as otherwise required under all applicable local, state and federal laws and to the extent applicable, certification for participation inMedicare and Medicaid (or any successor programs). As part of Borrower's obligations under this Section 7.21, Borrower shall be responsible to maintain, repair and replace all Personal Property in good condition, ordinary wear and tear excepted, consistent with prudent industry practice.

7.22 Upgrade Expenditures.

(a) Without limiting Borrower's obligations to maintain the Facilities under this Agreement, within thirty (30) days of the end of each Loan Year starting with the end of the second (2nd) Loan Year, Borrower shall provide Lender with evidence satisfactory to Lender in the reasonable exercise of Lender's discretion that Borrower has in such Loan Year spent on Upgrade Expenditures an annual average amount of at least Two Hundred Fifty Dollars ($250) per living unit (as such amount is adjusted annually at the end of each Loan Year for increases in the Cost of Living Index or a similar replacement index since the Loan Closing Date).

(b) Borrower acknowledges and agrees that Borrower's failure to make the Upgrade
Expenditures in any Loan Year as required by Section 7.22(a) will cause Lender damage and loss, the exact amount of which will be very difficult or impractical to determine.Consequently, Borrower hereby agrees that, in addition to any other legal or equitable remedies or damages available to Lender, upon a breach of
Section 7.22(a), Lender shall be entitled to liquidated damages in an amount equal to (i) the Upgrade Expenditures for the Loan Year in which such breach occurred, minus (ii) the actual correlative expenditures made by Borrower in such Loan Year as to the Facilities.

    7.23 Books and Records. Borrower shall utilize, or cause to be utilized, an accounting system for the Facilities in accordance with sound business practices and in accordance with GAAP. Lender and its accountants and representatives, at
Lender's expense, shall have the right from time to time to review such records and to audit the information set forth in the certificates and reports delivered to Lender pursuant to Paragraphs 4(c) and 4(d) of the Note, subject to any legal prohibitions or limitations on disclosure of any such records under applicable law or regulations, including, without limitation, such limitations as may be necessary to preserve the confidentiality of the physician-patient privilege. If any such audit discloses a deficiency in the payment of Cash Flow Interest, Borrower shall promptly pay to Lender the amount of the deficiency, together with interest thereon at the Agreed Rate from the date when such payment should have been made to the date of payment thereof.

    7.24 Debt Service Reserve. Concurrently with the malcing of the Loan,
Lender
shall deposit into the Account the amount of the Debt Service Reserve, which Debt Service Reserve shall be held by Lender as additional security for Borrower's obligations under the Loan Documents. Lender shall not be deemed a trustee as to the Debt Service Reserve. Lender shall be entitled to draw on the Debt Service Reserve one or more times for the purpose of compensating Lender for any amounts due to Lender under this Agreement or the other Loan Documents by reason of an Event of Default occurring under any of the Loan Documents. Any amount drawn by Lender shall not be deemed: (a) to fix or determine the amounts to which Lender is entitled to recover under this Agreement or otherwise; (b) to waive or cure any default under this Agreement or the other Loan Documents; or (c) to limit or waive Lender's right to pursue any remedies provided for hereunder or under the other Loan Documents.
If
all or any portion of the Debt Service Reserve is drawn against by Lender pursuant to the provisions of this Section 7.24, Borrower shall, within ten
(10)
business days after written demand by Lender, deposit into the Account immediately available funds equal to the amount so drawn by Lender, such that at all times during the term of this Agreement Lender shall have the ability to draw upon the entire amount of the Debt Service Reserve. Borrower shall have the right to substitute a Letter of Credit for the Debt Service Reserve issued by a financial institution mutually acceptable to Lender and Borrower. In the event that Borrower substitutes a Letter of Credit, Borrower and Lender shall execute a Letter of Credit Agreement. Upon the satisfaction in full of all of Borrower's obligations under the Loan Documents,
Lender shall return the Debt Service Reserve to Borrower.

                        ARTICLE VIII
                   INSURANCE REQUIREMENTS

8.1 Insurance Types.

(a) Borrower shall maintain at its sole cost and expense, the following insurance on or in connection with each of the Facilities:

(i) Insurance against loss or damage to the Insured Property by fire and other risks from time to time included under standard extended and additional extended coverage policies, including vandalism and malicious mischief, sprinkler, flood insurance (if such Facility is located in a flood zone) and earthquake insurance
(if such Facility is located in an earthquake zone), in amounts not less than the actual replacement value of such Facility, excluding footings and foundations and other parts of the Improvements which are not insurable (or, in the case of plate glass insurance, the replacement cost of all plate glass in the Facilities). Such policies shall contain replacement cost endorsements.

(ii) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Facilities or the Adjoining Property, including, without limitation, medical malpractice insurance and products liability insurance, in an amount not less than Five Million Dollars ($5,000,000) for bodily injury or death to any one person, not less than Ten Million Dollars ($10,000,000) for any one accident, and not less than One Million Dollars ($1,000,000) for property damage; provided that Lender shall have the right to require such higher limits as may be reasonable and customary for transactions and properties similar to the Facilities.

(iii) Insurance against liability imposed by law upon Borrower and its Affiliates for damages on account of professional services rendered or which should have been rendered by Borrower or any person for which acts Borrower is legally liable on account of injury, sickness or disease, including death at any time resulting therefrom, and including damages allowed for loss of service, in a minimum amount of Two Million Dollars ($2,00.0,000) for each claim and Five Million Dollars ($5,000,000) in the aggregate.

(iv) Worker's compensation insurance covering all persons employed by Borrower in connection with any work done on or about the Facilities for which claims for death or bodily injury could be asserted against Lender, Borrower nr the Facilities.

(v) Boiler and pressure vessel insurance, including an endorsement for boiler business interruption insurance, on any of the Fixtures or any other equipment on or in the Facilities which by reason of its use or existence is capable of bursting, erupting, collapsing or exploding, in an amount not less than Five Million Dollars ($5,000,000) for damage to property, bodily injury or death resulting from such perils.

(vi) Business interruption insurance or rental loss insurance insuring against loss of rental value for a period of not less than one (1) year.

(vii) Such other insurance on or in connection with the Facilities and the Insured Property as Lender may reasonably require, which at the time is commonly obtained in connection with propertiessimilar to the Facilities.

(b) All insurance required to be carried pursuant to this Article VIII will be maintained with insurance carriers licensed and approved to do business in the State, having a general policyholders rating of not less than an "A" and financial rating of not less than "XII" in the then most current Best's Insurance Report. All such insurance shall be for such terms as Lender may approve and shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. In no event will such insurance be terminated or otherwise allowed to lapse during the term hereof. In the event of Borrower's failure to comply with any of the foregoing requirements, Lender may, but shall not be obligated to, procure such insurance. Any sums expended by Lender in procuring such insurance shall be repaid by Borrower, together with interest thereon at the Agreed Rate from the date of such expenditure by Lender, upon written demand therefor by Lender. Any and all policies of insurance required under this Agreement shall name Lender as an additional insured and shall be on an "occurrence" basis. In addition, Lender shall be shoun as the loss payable beneficiary under the property insurance policy maintained by Borrower pursuant to Section 8.1(a)(i).

(c) Notwithstanding the foregoing, Borrower may provide the insurance described in this Article VIII in whole or in part through a "blanket" or "umbrella" policy or policies covering other liabilities and properties of Borrower; provided, however, that any such policy or policies shall: (i) otherwise comply with this Article VIII, (ii) allocate to the Facilities the full amount of insurance required hereunder, and (iii) contain, permit or otherwise unconditionally authorize the waiver contained in Section 8.6. The amount of insurance allocated to the Facilities pursuant to any such policy or policies shall either be set forth in such policy or policies or a written statement from such insurer delivered to Lender.

    8.2 Replacement Cost Determination. Borrower shall have the replacement cost and insurable value of the Facilities determined from time to time as required by the replacement cost endorsements and shall deliver to Lender the new replacement cost endorsements promptly upon Borrower's receipt thereof. If, at any time, a replacement cost endorsement is not available, Borrower shall have the replacement cost and insurable value of the Facilities determined at least once a year by the underwriter of fire insurance on the Facilities, or, if such underwriter will not determine the replacement costs, by a qualified appraiser reasonably satisfactory to Lender. Borrower shall deliver such determination to Lender promptly upon Borrower's receipt thereof.

    8.3 Deductible Amounts. The policies of insurance which Borrower is required to provide under this Article VIII will not have deductibles or self-insured retentions in excess of Fifty Thousand Dollars ($50,000).

    8.4 Evidence of Insurance. As evidence of the insurance coverage required to be carried by Borrower pursuant to this Article VIII, Borrower shall deliver to
Lender original or certified policies of such insurance, but Lender may, as Lender reasonably deems appropriate, accept certificates issued by the insurance carrier (meeting the criteria set forth in Section 8.1) showing such policies in force for the specified period as evidence of such coverage. Evidence of such insurance coverage shall be delivered to Lender promptly upon the Loan Closing Date. Each policy and certificate shall be subject to reasonable approval by Lender and shall provide that such policy shall not be subject to material alteration to the detriment of Borrower or Lender or to cancellation without thirty (30) days prior written notice to Lender. Borrower shall deliver replacement policies of insurance to Lender at least two (2) Business Days prior to the expiration of any policy of insurance required to be carried pursuant to this Article VIII. Should any policy expire or be cancelled and should Borrower fail to immediately procure other insurance as specified herein, Lender reserves the right, but shall have no obligation, to procure such insurance for the benefit of Lender and Borrower. at
Borrower's sole cost and expense.

    8.5 Damages. Nothing contained in these insurance requirements is to be construed as limiting the type, quality or quantity of insurance Borrower should maintain or the extent of Borrower's responsibility for payment of damages resulting from the breach of its obligations hereunder nor shall anything contained herein be deemed to place any responsibility on Lender for ensurine that the insurance required hereunder is sufficient for the conduct of Borrower's business.

    8.6 Waiver of Subrogation. Borrower hereby waives all rights of subrogation, which any insurance carrier, or Borrower, may have as to Lender by reason of any provision in any policy of insurance required to be carried by Borrower pursuant to this Agreement, provided such waiver does not thereby invalidate the policy of insurance.

    8.7 Additional Insured. Lender shall be included as an additional insured under the coverage specified in this Article VIII, with the following endorsement or provision included within each applicable policy: "It is understood and agreed that coverage afforded by this Policy shall also apply to Nationwide Health Properties, Inc., a Maryland corporation, and its officers, directors, agents, servants, employees, divisions, subsidiaries, partners, shareholders and affiliated companies as additional insureds. This insurance is primary and any other insurance maintained by such additional insured is noncontributing with this insurance as respects claims or liability arising out of or resulting from the acts or omissions of the named insured, or of others performed on behalf of the named insured." Lender's lenders, if any, shall also be included as an additional insured under the coverage specified in this Article VIII. Each insurance policy required to be carried pursuant to this Article VIII shall
(a)
contain standard non-contributory
mortgagee clauses (438 BFU) in favor of and acceptable to Lender and Lender's lenders, if any, and (b) name Lender as a loss payee under a standard loss payee clause.

    8.8 No Separate Insurance. Borrower shall not carry insurance concurrent in form or contributing in the event of loss with the insurance required by this
Article VIII unless (a) Lender, and any lender of Lender, are narned as additional insureds as provided in Section 8.7, (b) Lender approves such separate insurance, and (c) such separate insurance shall otherwise comply with this Article VIII. Upon obtaining any such separate insurance, Borrower shall immediately deliver original or certified policies of such insurance to Lender.

                         ARTICLE IX
              EVENTS OF DEFAULT AND REMEDIES

9.1 Events of Default.

(a) Upon the expiration of any applicable cure period set forth in Section 9.1(b) below, the occurrence of any one or more of the following shall constitute an "Event of Default" under this Agreement:

(i) the failure to make payment of any amount due under the Note or other Loan Documents when the same becomes due and payable;

(ii) the failure to make payment of any Impositions;

(iii) a material adverse change in the assets, liabilities or financial position of Borrower or any Guarantor;

(iv) a material default by Borrower or any Guarantor with respect to any obligation concerning any of the Facilities under any other lease or financing agreement with any other party, which default is not cured within any applicable cure period provided in the documentation for such obligation;

(v) any material misstatement or omission of fact in any written report, notice or communication from Borrower or any Guarantor to Lender with respect to Borrower, any Guarantor or the Facilities;

(vi) the commencement of any action or proceeding which seeks as one of its remedies the dissolution of Borrower or any Guarantor;

(vii) any Governmental Authority, or any court at the instance thereof, shall take possession of any substantial part of the property of, or assume control over, the affairs or operations of, or a receiver or trustee shall be appointed over all of or of any substantial part of, or a writ or order of attachment or garnishment shall be issued or made against any of, the property of Borrower or any Guarantor;

(viii) Borrower or any Guarantor shall admit in writing its inability to pay its debts when due, or shall make an assignment for the benefit of creditors; or Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee or similar officer for Borrower or such Guarantor or for all or any substantial part of the property of Borrower or Guarantor; or Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceedings relating to Borrower or any Guarantor, under the laws of any jurisdiction;

(ix) an involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation case or proceeding, or other similar proceedings, which shall not be dismissed within sixty (60) days (whether or not consecutive) after the same shall have been commenced, shall be commenced (by petition. application or otherwise) seeking relief with respect to Borrower, any Guarantor or all or a substantial part of the property of Borrower or any Guarantor;

(x) a court of competent jurisdiction shall enter an order, judgment or decree adjudicating Borrower or any Guarantor a bankrupt or insolvent or approving a petition filed against Borrower or any Guarantor seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall not be discharged or dismissed within sixty (60) days after the date of filing;

(xi) a writ of execution or attachment or any similar process shall be issued or levied against all or any part or interest in the Facilities, or any judgment involving monetary damages in any such case shall be entered against Borrower or any Guarantor which shall become a lien on the Facilities or any portion thereof or Borrower's interest therein, and such writ of execution, attachment, levy or judgment shall not be released or discharged within sixty (60) days after the date of filing;

(xii) any representation or warranty of Borrower or any Guarantor in (A) any document submitted to Lender in connection with any of the Loan Documents, or other document or agreement relating thereto, or (B) any of the Loan Documents, or (C) any Financial Statement, certificate or other financial information delivered to Lender, shall be materially and adversely incorrect or misleading as of the date made;

(xiii) a final judgment or judgments for the payment of money in excess of One Hundred Thousand Dollars ($100,000) in the aggregate is entered against Borrower or any Guarantor and such judgment or judgments shall not be discharged within a period of sixty (60) days;

(xiv) a default by Borrower or any Guarantor (or any Affiliate of them) under any other agreement entered into by Borrower or any Guarantor (or any Affiliate of them) in connection with any other obligation owed by Borrower or any Guarantor (or any of their respective Affiliates) to Lender or any Affiliate of Lender, which default is not cured within any applicable cure period;

(xv) failure by Borrower to comply with the provisions of Section 7.5;

(xvi) if, except as a result of damage or destruction or a partial or complete Condemnation with respect to all or any portion of the Facilities, Borrower voluntarily or involuntarily ceases operations on the Facilities or any material portion of the Facilities is vacated or abandoned;

(xvii) failure to deliver replacement policies of insurance to Lender as required by the provisions of Section 8.4;

(xviii) the institution of any proceedings, heanngs, suits or other actions which seek to suspend, revoke or otherwise adversely impair (including, without limitation, the imposition of any operational restrictions) any license, approval certificate or other authorization used or held by Borrower in connection with the operation of the Facilities for the Intended Use;

(xix) the occurrence of a default and the failure to cure such default within the applicable cure period, if any, under the Debt Service Reserve Pledge Agreement, the Guaranty or under any of the other Loan Documents;

(xx) the occurrence of one or more ERISA Events which individually or in the aggregate results in, or might reasonably be expected to result in liability of
Borrower or any of its ERISA Affiliates in excess of $20,000 during the term hereof; or the existence of an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $20,000; or

(xxi) failure to observe or perform any other term, covenant or condition of this Agreement or any of the other Loan Documents, which cannot be cured by the payment of money;

(b) Cure Periods.

(i) Borrower shall not be entitled to a cure period with respect to the Events of Default described in subsections 9. 1 (a)(iii) through (xvi), inclusive, and
(xix) through (xx), inclusive, above.

(ii) The default described in subsection 9.l(a)(i) above is curable and shall be deemed cured if Borrower makes such payment within five (5) days after the date such payment is due.

(iii) The default described in subsection 9.l(a)(ii), above, is curable and shall be deemed cured if Borrower makes such payment within ten (10) days after the date such payment is due, or within such other grace period applicable to such payment as specified elsewhere in this Agreement.

(iv) The default described in subsection 9.l(a)(xvii), above, is curable and shall be deemed cured if Borrower delivers replacement policies of insurance to
Lender within five (5) days of demand by Lender.

(v) The default described in subsections 9.l(a)(xviii) and (xxi), above, is curable and shall be deemed cured, if: (A) within three (3) Business Days of Borrower's receipt of a notice of default from Lender, Borrower gives Lender notice of its intent to cure such default; and (B) Borrower cures such default within thirty (30) days, or such other period as may be specified in this Agreement, after such notice from Lender, unless such default cannot with due diligence be cured within a period of thirty (30) days, or such other period as may be specified in this Agreement, because of the nature of the default or delays beyond the control of Borrower, and cure after such period will not have a material and adverse effect upon the Facilities, in which case such default shall not be deemed to continue if cure of such default is promptly commenced and diligently pursued to the completion thereof, provided, however, no such default shall continue for more than one hundred twenty (120) days in the aggregate.

    (c) All notice and cure periods provided herein or in any other Loan Document shall run concurrently with any notice or cure periods provided by applicable law.

9.2 Remedies.

    (a) Notwithstanding any provision to the contrary herein or in any of the other Loan Documents, upon the occurrence of any Event of Default under this Agreement, or upon an Event of Default under any of the other Loan Documents.
(i) Lender's obligation to make further disbursements of the Loan, if any, shall cease, (ii) Lender shall, at its option, have the rights and remedies provided in the Loan Documents, including, without limitation, the option to declare all outstanding indebtedness to be immediately due and payable without presentment, demand, protest or further notice of any kind, to apply any of Borrower's funds in its possession to the outstanding indebtedness under the
Note whether or not such indebtedness is then due, to draw on the Account (or a
Letter of Credit if the same replaced the Account) and apply such withdrawal to the outstanding indebtedness under the Note whether or not such indebtedness is then due and to obtain the appointment of a receiver, and (iii) Lender may pursue any remedies available to it pursuant to law or in equity. All sums expended by Lender for such purposes shall be deemed to have been disbursed to and borrowed by Borrower and shall be secured by the Mortgages.

    (b) All remedies of Lender provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the Note, the Mortgage or any of the other Loan Documents or by law. The exercise of any rights of Lender hereunder shall not in any way constitute a cure or waiver of a default hereunder or elsewhere, or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its other rights hereunder or elsewhere unless, in the exercise of said rights, Lender realizes all amounts owed to it hereunder and under the Note, the Mortgage and the other Loan Documents.

                          ARTICLE X
                        MISCELLANEOUS

10.1 Assignment. Borrower shall not assign any of its rights under this Agreement.

    10.2 Notices. All notices, demands, certificates, requests, consents, approvals and other similar instruments under this Agreement shall be made in writing to the addresses set forth below and shall be given by any of the following means: (a) personal service; (b) electronic communication, whether by telex, telegram or telecopying; (c) certified or registered mail, postage prepaid, return receipt requested; or (d) nationally recognized courier or delivery service. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a), (b) or (d) hereof shall be deemed received upon the actual delivery thereof, and, if sent pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail. Refusal to accept delivery of any notice, request or demand shall be deemed to be delivery thereof. If Borrower is not an individual, notice may be made on any officer, general partner or principal thereof. In the event Lender notifies Borrower of the name and address of Lender's lender, Borrower shall cause a copy of all notices delivered to Lender by Borrower to be concurrently therewith delivered to such lender.

    To Lender:      Nationwide Health Properties, Inc.
                    610 Newport Center Drive, Suite 1150
                    Newport Beach, California 92660
     Attention:     President and General Counsel
    Fax No.:  (714) 759-6887
with a copy to:     Sherry,Coleman & Holthouse LLP
                    610 Newport Center Drive, Suite 1200
                    Newport Beach, California 92660
     Attention:     Kevin L. Sherry, Esq.
    Fax No.:  (714) 719-1212

     To Borrower:   c/o NewCare Health Corporation
                    6000 Lake Forrest Drive, Suite 200
                    Atlanta, Georgia 30328
     Attention:     Chris Brogdon & Philip M. Rees, Esq.
    Fax No.:  (404) 255-5789
with a copy to:     Vincent, Berg. Stalzer & Menendez, P.C.
                    3699 Peachtree Road, N.E., Suite 1400
                    Atlanta, Georgia 30326
     Attention:     Gregory P. Youra, Esq.
      Fax No.:      (404) 812-5699

    10.3 Incorporation of Recitals and Exhibits. The recitals and exhibits hereto are hereby incorporated into this Agreement and made a part hereof.

    10.4 Titles and Headings. The titles and headings of sections of this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

    10.5 Brokers. Lender and Borrower represent to each other that neither of them knows of any brokerage commissions or finders' fee due or claimed with respect to the transaction contemplated hereby. Lender and Borrower shall indemnify and hold harmless the other party from and against any and all loss, darnage, liability, or expense, including costs and reasonable attorney fees, which such other party may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing.

    10.6 Changes, Waivers, Discharge and Modifications in Writing. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

    10.7 Choice of Law. Lender and Borrower agree that, except as provided in this Section 10.7 below, the rights and obligations under this Agreement and the other Loan Documents shall be governed by and construed and interpreted in accordance with the internal law of the State of Florida without giving effect to the conflicts-of-law rules and principles of such state. Notwithstanding the foregoing, any Loan Documents securing the obligations due from Borrower to Lender under the terms of the Note and this Agreement which relate to collateral for the Loan that is located outside the State of Florida shall be governed by and construed and interpreted in accordance with the laws of the State is which such collateral is located.

    10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

     10.9 Time is of the Essence. Time is of the essence in this Agreement.

    10.10 Attorneys' Fees. Borrower agrees to pay Lender all costs and expenses, including, without limitation, attorneys' fees and costs, incurred by Lender in enforcing any of the terms, covenants or conditions of this Agreement. The terms
"attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

    10.11 Authorit, to File Notices. Borrower irrevocably appoints Lender as i~s attorney-in-fact, with full power of substitution, to file for record, at the Borrower's cost and expense and in Borrower's name, any notices that Lender considers necessary or desirable to protect its security.

    10.12 Disclaimer by Lender. Lender shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with the Facilities. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Facilities. Borrower is not and shall not be an agent of Lender for any purpose. Lender is not a joint venture partner with Borrower in any manner whatsoever. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and acts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

    10.13 Indemnification. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless Lender, its directors, officers, agents and employees from and against any and all liability, expense, loss or damage of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees and costs, on account of any matter or thing or action or failure to act by Lender, whether in suit or not, arising out of this Agreement or in connection herewith, unless such suit, claim or demand is caused solely by any act, omission or willful malfeasance of Lender, its directors, officers, agents and employees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Lender may also require Borrower to so defend the matter. This obligation on the part of Borrower shall survive the closing of the Loan and the repayment thereof.

    10.14 Inconsistencies with Loan Documents. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the
Loan Documents, the terms of this Agreement shall govern and prevail.

    10.15 Disbursements in Excess of Loan Amount. In the event the total disbursements by Lender exceed the Loan Amount, to the extent permitted by the laws of the State of Florida, the total of all disbursements shall be secured by the Mortgages. All other sums expended by Lender pursuant to this Agreement or any other Loan Document shall be deemed to have been paid to Borrower and shall be secured by, among other things, the Mortgages.

    10.16 Participations. Lender shall have the right at any tume to sell, assign or transfer the Loan or the Note or to sell or grant participations in all or any part therein, all without notice to or the consent of Borrower. Borrower hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of Borrower to each holder of the Note or the Loan or each participant or assignee of all or any part of the Loan or Note. Lender may disclose to third parties, including, without limitation, prospective purchasers of the Loan or participation interests therein, financial or other information in Lenderts possession regarding Borrower, Guarantors or the Facilities.

    10.17 Entire Agreement. This Agreement and the Loan Documents constitute the entire agreement and understanding of Lender and Borrower with respect to the matters set forth herein and therein. No representation, warranty, covenant. promise, understanding or condition shall be enforceable against any party unless it is contained in this Agreement or the Loan documents.

    10.18 Severability. The invalidity or unenforceability of any one or more provisions of this Agreement or any Loan Document shall not affect the validity or enforceability of any other provision.

    10.19 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREE-MENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR
FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF FLORIDA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED
THEREBY IN CONNECTION WITH THIS AGREEMENT.

Borrower designates and appoints Chris Brogdon, c/o NewCare Health
Corporation,
6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia 30328, and such other Persons as may hereafter be selected by Borrower irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Borrower to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Borrower as provided in this Agreement; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by Borrower refuses to accept service, Borrower hereby agrees that service of process suffIcient for personal jurisdiction in any action against Borrower in the State of Florida may be made by registered or certified mail, return receipt requested, to Borrower as provided in this Agreement, and Borrower hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction.

    10.20 Waiver of Jury Trial. BORROWER AND LENDER HEREBY AGREE TO
WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. The scope of this waiver is intended to be allencompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower and Lender each acknowledge that this waiver is a material inducement for Borrower and Lender to enter into a business relationship, that Borrower and Lender have already relied on this waiver in entering into this Agreement and the other Loan
Documents and that each will continue to rely on this waiver in their related future dealings. Borrower and Lender further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFICATIONS EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIlICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

    10.21 Terminology. Whenever the words "including", "include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words, "without limitation," immediately followed the same. Except as otherwise indicated, all Section and Exhibit references in this Agreement shall be deemed to refer to the Sections and Exhibits in or to this Agreement.

    10.22 Interpretation. Both Borrower and Lender have been represented by counsel and this Agreement has been freely and fairly negotiated.
Consequently,
all provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

     IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to he executed and delivered as of the date first above written.

Witnesses:                         "LENDER"

Name:                              NATIONWIDE HEALTH PROPERTIES, INC.,
                                   a Maryland corporation
Name:

Witnesses:                         By:
                                   Its:
Name:
                                   "BORROWER"
Name:
                                    WINDWARD NURSING CENTER, INC.,
Witnesses:                          a Georgia corporation

Name:/s/ Heather M. Brogdon
                                    By:/s/ Kathy Pifer
Name:/s/ Paulette Feis              Its:President

Witnesses:                          HEALTHCARE FACILITIES LIMITED
                                    PARTNERSHIP I, a Louisiana limited
Name:/s/ Heather M. Brogdon         partnership

Name:/s/ Paulette Feis              By: Equity General Partner, Inc.,
                                    a Florida corporation
                                    General Partner

                                 By:/s/ Kathy Pifer
                                Its:  President

Witnesses:                          OAK MANOR NURSING HOME, LTD.,
                                    a Florida limited partnership
Name:/s/ Heather M. Brogdon
                                By: Equity General Partner, Inc.,
                                    a Florida corporation
Name:/s/ Paulette Feis
                                    By:  /s/ Kathy Pifer
                                    Its:  President

Witnesses:                          CENTRAL TAMPA NURSING HOME, LTD.,
                                    a Florida limited partnership
Name:/s/ Heather M. Brogdon
                               By:  Equity General Partner, Inc.,
Name:/s/ Paulette Feis              a Florida corporation
                                    General Partner

                                    By:  /s/ Kathy Pifer
                                    Its:  President
                          EXHIBIT A
                LEGAL DESCRIPTION OF THE LAND

WINDWARD

ALL THAT TRACT OR PARCEL OF LAND, TOGETHER WITH ANY AND ALL
IMPROVEMENTS THEREON, SITUATE, LYING AND BEING IN LAND LOT 97 OF
THE 8TH DISTRICT G.M., HALL COUNTY, GEORGIA, AND BEING MORE
PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN IRON PIN FOUND ON THE SOUTHEASTERN RIGHT-OF-WAY
OF CANTRELL ROAD, IRON PIN STANDING 1478 FEET MORE OR LESS IN A SOUTHWESTERLY DIRECTION FROM THE RIGHT-OF-WAY OF GEORGIA STATE
HIGHWAY 13; THENCE RUNNING WITH PROPERTIES OF WAGES, GARNER AND
WAGES S 27 43' 06" E, FOR A DISTANCE OF 700.41 FEET TO AN IRON PIN FOUND; THENCE RUNNING WITH PROPERTY OF ATLANTA ONE LTD.
PARTNERSHIP S 60  31' 20" W, FOR A DISTANCE OF 400.10 FEET TO AN IRON
PIN FOUND; CONTINUING WITH ATLANTA ONE LTD. PARTNERSHIP N 27  41'
58" W (BASIS OF BEARINGS, P.B. 116 PAGE 120) A DISTANCE OF 700.09 FEET TO AN IRON PIN FOUND ON THE SOUTHEASTERN RIGHT-OF-WAY OF CANTRELL
ROAD; THENCE ALONG THE RIGHT-OF-WAY OF SAID CANTRELL ROAD N 60
28' 30" E, A DISTANCE OF 399.88 FEET TO THE POINT OF BEGINNING.
CONTAINS 6.427 ACRES MORE OR LESS SHOWN ON A PLAT OF SURVEY
PREPARED BY SMITH-ROBERTS NATIONAL CORPORATION, BEARING THE
CERTIFICATION OF FULTON V. CLINKSCALES, JR. G.R.L.S. NO. 2197, DATED APRIL 29, 1997.

THIS BEING THE SAME PROPERTY CONVEYED BY LIMITED WARRANTY DEED
FROM SOUTHMARK/NATIONAL HERITAGE, INC., A GEORGIA CORPORATION,
TO ROBERT W. HAGAN ON FEBRUARY 22, 1990, AS RECORDED IN DEED BOOK
1444, PAGES 308-310, HALL COUNTY, GEORGIA DEED RECORDS.

OAK MANOR

A TRACT OF LAND IN THE SOUTHWEST 1/4 OF SECTION 5, TOWNSHIP 30
SOUTH, RANGE 15 EAST, PINELLAS COUNTY, FLORIDA, DESCRIBED AS
FOLLOWS:

FROM THE SOUTHWEST CORNER OF SECTION 5, TOWNSHIP 30 SOUTH, RANGE
15 EAST, RUN NORTH 00  32' 53" EAST, ALONG THE WEST LINE OF SAID
SECTION 5, 337.54 FEET FOR A POINT OF BEGINNING; THENCE CONTINUE
NORTH 00 32'53" EAST, ALONG SAID SECTION LINE, 300.39 FEET TO A POINT
ON THE SOUTHERLY RIGHT-OF-WAY LINE OF INDIAN ROCKS ROAD (STATE
ROAD S-697) AS PER RIGHTOF-WAY DEED RECORDED IN OFFICIAL RECORDS
BOOK 2191, PAGE 654, OF THE PUBLIC RECORDS OF PINELLAS COUNTY,
FLORIDA; THENCE RUN NORTH 44 49'57" EAST, ALONG THE SAID RIGHT-OF-WAY LINE,
86.58 FEET; THENCE CONTINUE NORTHEASTERLY ALONG SAID RIGHT-OF-WAY LINE ALONG A CURVE TO THE RIGHT OF 1,382.40 FEET RADIUS (CHORD BEARING NORTH
45 22'54" EAST, CHORD DISTANCE 26.50 FEET) 26.50 FEET; THENCE RUN
SOUTH 33 24'33" EAST, ALONG THE WESTERLY RIGHT-OF-WAY LINE OF
HARROR HEIGHTS DRIVE AS SHOWN IN PLAT OF HAR-ROR HEIGHTS (SEE
PLAT BOOK 44, PAGE 5O, OF THE PUBLIC RECORDS OF PINELLAS COUNTY,
FLORIDA) 57.86 FEET; THENCE RUN SOUTHERLY CONTINUING ON SAID
RIGHT-OF-WAY LINE ALONG A CURVE TO THE RIGHT OF 50.00 FEET RADIUS
(CHORD BEARING SOUTH 16 25'50" EAST, CHORD DISTANCE OF 29.20), 29.63
FEET; THENCE RUN SOUTH 00 32'53" WEST, CONTINUING ON SAID RIGHT-OF-WAY LINE,
145.62 FEET; THENCE RUN SOUTHEASTERLY CONTINUING ON
SAID RIGHT-OF-WAY LINE ALONG A CURVE TO THE LEFT OF 60.00 FEET
RADIUS (CHORD BEARING SOUTH 18 43'36" EAST, CHORD DISTANCE 39.61
FEET), 40.37 FEET; THENCE RUN SOUTH 67 42'06" WEST, ALONG THE
NORTHERLY LINE OF A LOT CONVEYED BY DEED RECORDED IN OFFICIAL
RECORDS BOOK 1709, PAGE 35, OF THE PUBLIC RECORDS OF PINELLAS
COUNTY, FLORIDA, 57.72 FEET; THENCE RUN SOUTH 00 39'52" WEST, ALONG
THE WESTERLY LINE OF SAID LOT, 100 FEET TO THE SOUTHWESTERLY
CORNER OF SAID LOT; THENCE RUN NORTH 89 20'08" WEST, ALONG A
WESTERLY EXTENSION OF THE SOUTHERLY LINE OF SAID PLAT OF HARROR
HEIGHTS, 79.67 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89 20'08"
EAST, ALONG THE SOUTH LINE OF THE ABOVE MENTIONED LEGAL AND
PLAT, 1334.30 FEET TO THE SOUTHEAST CORNER OF LOT 34, OF SAID PLAT;
THENCE ALONG THE EAST LINE OF SAID PLAT TO THE SOUTH LINE OF
HARBOR HEIGHTS MANOR, RECORDED IN PLAT BOOK 49, PAGE 15, OF THE
PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA, NORTH 00 16'52" EAST,
A DISTANCE OF 219.72 FEET; THENCE SOUTH 46 51'00" EAST, A DISTANCE OF
94.85 FEET; THENCE BY A CURVE TO THE LEFT HAVING A RADIUS OF 280.00
FEET, ARC OF 380.62 FEET, A CHORD BEARING OF SOUTH 85 47'34" EAST, A
CHORD DISTANCE OF 351.98 FEET; THENCE BY A CURVE TO THE RIGHT
HAVING A RADIUS OF 114.50 FEET, AN ARC DISTANCE OF 32.96 FEET, A
CHORD BEARING OF NORTH 63 30'39" EAST, A CHORD DISTANCE OF 32.84
FEET; THENCE SOUTH 00 11'26" WEST, A DISTANCE OF 485.73 FEET TO THE
SOUTH LINE OF SECTION 5, TOWNSHIP 30 SOUTH, RANGE 15 EAST, PINELLAS
COUNTY; THENCE ALONG SAID LINE, NORTH 89 19'54" WEST, A DISTANCE OF
450.00 FEET TO THE SOUTHEAST CORNER OF THE SOUTHWEST 1/4 OF THE
SOUTHWEST 1/4 OF SECTION 5; THENCE CONTINUE ON SAID LINE A
DISTANCE OF 1,336.40 FEET TO THE SOUTHWEST CORNER OF SAID SECTION
5, TOWNSHIP 30 SOUTH, RANGE 15 EAST; THENCE ALONG THE WEST LINE OF
SAID SECTION 5, TO~SHIP 30, RANGE 15, NORTH 00 32'53" EAST, A DISTANCE
OF 336.70 FEET TO THE POINT OF RF.(lTNNTN(~.

TOGETHER WITH AN EASEMENT FOR INGRESS AND EGRESS AS RECORDED
IN OFFICIAL RECORDS BOOK 3506, PAGE 936, AS AMENDED BY INSTRUMENT
RECORDED IN OFFICIAL RECORDS BOOK 3538, PAGE 356, OF THE PUBLIC
RECORDS OF PINELLAS COUNTY, FLORIDA.

CENTRAL TAMPA

PARCEL 1:

THE EAST 1/2 OF THE NORTHEAST 1/4 OF THE SOUTHWEST 1/4 OF THE
NORTHWEST 1/4 OF SECTION 4, TOWNSHIP 29 SOUTH, RANGE 19 EAST,
HILLSBOROUGH COUNTY, FLORIDA, LESS THE SOUTH 150 FEET; LESS THE
NORTH 180 FEET; LESS THE WEST 125 FEET AND LESS THE EAST 30 FEET FOR RIGHT-OFWAY FOR 40TH STREET.

PARCEL 2:

THE NORTH 180 FEET OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF THE SOUTHWEST 1/4 OF THE NORTHWEST 1/4 OF SECTION 4, TOWNSHIP 29 SOUTH, RANGE 19 EAST, LESS THE WEST 125 FEET AND LESS THE EAST 30 FEET FOR R()AD RIGHT-OF-WAY. ALL LYING IN HILLSBOROUGH COUNTY, FLORIDA.

DANIA

FROM A POINT ON THE WEST LINE OF SECTION 3, TOWNSHIP 51 SOUTH, RANGE 42 EAST, WHICH IS 1946.1 FEET SOUTH OF THE NORTHWEST CORNER OF SAID SECTION 3, GO EASTERLY ALONG THE NORTH LINE OF SW 5TH STREET, AS SHOWN BY THE PLAT OF COLLEGE TRACT, ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 19, PAGE 9, PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, A DISTANCE OF 375 FEET TO A POINT OF BEGINNING, SAID POINT ALSO BEING THE SOUTHWEST CORNER OF LOT 20, BLOCK 8, OF COLLEGE TRACT 2ND ADDITION, ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 19, PAGE 19, PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA; THENCE CONTINUE EASTERLY 277.14 FEET
TO THE INTERSECTION OF SAID NORTH LINE OF SW STH STREET WITH THE WEST LINE OF PHIPPEN ROAD, AS SHOWN ON SAID PLAT OF COLLEGE TRACT; THENCE GO NORTHEASTERLY ALONG THE SAID WEST LINE OF PHIPPEN ROAD A DISTANCE OF 206.64 FEET TO THE NORTHEAST CORNER OF LOT 14, OF SAID BLOCK 8; THENCE GO WESTERLY ALONG A LINE WHICH IS 200 FEET NORTH OF AND PARALLEL TO THE SAID NORTH LINE OF SW 5TH STREET, A DISTANCE OF 25 FEET; THENCE GO SOUTH 9 FEET; THENCE GO WEST 10 FEET; THENCE GO NORTH 9 FEET; THENCE CONTINUE WESTERLY
68.34 FEET TO THE NORTHWEST CORNER OF SAID LOT 14; THENCE GO SOUTHWESTERLY ALONG A LINE 103.34 FEET WEST OF AND PARALLEL TO THE SAID WEST LINE OF PHIPPEN ROAD A DISTANCE OF 103.34 FEET; THENCE GO WESTERLY 199.30 FEET ALONG A LINE WHICH IS 100 FEET NORTH OF AND PARALLEL TO THE NORTH LINE OF SW 5TH STREET; THENCE GO SOUTH 100 FEET TO THE POINT OF BEGINNING. THE SAID DESCRIBED LAND LYING AND BEING IN THE CITY OF DANIA, BROWARD COUNTY, FLORIDA, AND IN SECTION 3, TOWNSHIP 51 SOUTH, RANGE 42 EAST, AND ALSO KNOWN AS LOTS 14 TO 20, INCLUSIVE, BLOCK 8, OF COLLEGE TRACT

2ND ADDITION, ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT
BOOK 19 PAGE 19, PUBLIC RECORDS OF BROWARD COUNTY. FLORIDA.
                          EXHIBIT B
                     CLOSING CONDITIONS

    Lender shall not be obligated to make any disbursements of the Loan or perform any other obligation under the Loan Documents unless all of the following conditions precedent are satisfied orior to the date set forth in
Section 3.1 of this Agreement:

    1. There shall exist no Event of Default or Potential Default under any of the Loan Documents.

    2. All representations and warranties contained in this Agreement and any other Loan Documents shall be true and correct as of the Loan Closing Date.

    3. Borrower shall have delivered to Lender each of the following items and documents, all of which shall be in form and substance satisfactory to Lender:

(a) The Debt Service Reserve;

(b) The Common Stock Warrant;

(c) A preliminary title report or reports with respect to the Facilities and evidence satisfactory to Lender that the Title Company is prepared to issue the
Title Policy;

(d) A search of the records of the Offices of the Secretary of the States of Florida, Georgia and Louisiana and the Official Records of the counties showing all Uniform Commercial Code financing statements and fixture filings against Windward, HFLP, Oak Manor and Central Tampa and/or the Facilities or any part thereof or interest therein:

(e) The policies of insurance required under this Agreement;

(f) Certified copies of Windward's articles of incorporation, bylaws and other formation documents, together with a certificate of status from the Secretary of the States of Georgia and Florida;

(g) Certified copies of the certificates of limited partnership for each of HFLP, Oak Manor and Central Tampa, the limited partnership agreements and other formation documents relating thereto, together with certificates of status from the Secretary of the States of Louisiana and Florida, as applicable;

(h) Certified copies of NewCare's articles of incorporation, bylaws and other formation documents, together with a certificate of status from the Secretary of
States of Nevada and Florida:

(i) Certified copies of the articles of incorporation, bylaws and other formation documents of the corporate general partner of HFLP, Oak Manor and Central Tampa, together with a certificate of status from the Secretary of State of Florida;

(j) Evidence satisfactory to Lender that Borrower, the general partner of Borrower and Guarantor have taken all necessary action to authorize it to execute, deliver and be bound by the Loan Documents to which it is a signator, including, without limitation, partnership borrowing authorizations and corporate resolutions together with incumbency certificates attached thereto.

(k) A search of the records of the Offices of the Secretary of State of Florida and the Official Records of the County showing all Uniform Commercial Code financing statements and fixture filings against Borrower and/or the Facilities or any part thereof or interest therein;

(1) an ALTA survey with respect to each of the Facilities;

(m) Financial Statements of Borrower for Borrower's most recent fiscal year, together with interim 1997 statements if available, certified by an officer of Borrower or Borrower's corporate general partner, as the case may be;

(n) Satisfactory evidence that Borrower has complied with all applicable Licensing Requirements;

(o) Satisfactory evidence that the Facilities comply with all zoning ordinances, including, without limitation, a statement from the appropriate Governmental Authority setting forth the current zoning designation for the Land;

(p) The Phase I Site Assessment Reports with respect to the Facilities, prepared by a consultant satisfactory to Lender; and

(q) Such other documents and instruments as may be reasonably required by Lender.
                      EXHIBIT C
    QUARTERLY RECONCILIATION OF CASH FLOW INTEREST

Premises:

Quarter Ending:

CASH FLOW INTEREST CALCULATION
Loan Year Gross Revenue Through Current Quarter        $     (A)
Base Year Gross Revenue Through Current Quarter        $     (B)
Year to Date Incremental Revenue (A - B)               $     (C)
Year to Date Cash Flow Interest                   $     (D)
Cash Flow Interest Previously Paid This Year      $     (E)

Cash Flow Interest Due from Borrower (Amount to be applied by Lender) (D-E*)

* Strike out appropriate clause to indicate if payment is owed from Borrower or excess is to be applied by Lender.

    The undersigned represents, warrants and certifies to Nationwide Health Properties, Inc., a Maryland corporation, after due investigation, that the foregoing information is true, correct and complete.

WINDWARD NURSING CENTER, INC., a Georgia corporation

By:
Its:

HEALTHCARE FACILITIES LIMITED
PARTNERSHIP I, a Louisiana limited
partnership

By: Equity General Partner, Inc., a Florida
corporation, General Partner

By:
Its:

OAK MANOR NURSING HOME, LTD., a
Florida Irmited partnership

By: Equity General Partner, Inc., a Florida
corporation, General Partner

By:
Its:

CENTRAL TAMPA NURSING HOME, LTD.,
a Florida limited partnership

By: Equity General Partner, Inc., a Florida
corporation, General Partner

By:
Its:

                  EXHIBIT D

    ANNUAL RECONCILIATION OF CASH FLOW INTEREST
Premises:

Year Ending:

CASH FLOW INTEREST
Current Year Gross Revenue
Base Year Gross Revenue
Annual Incremental Revenue (A - B)
Annl~nl Cnsh Flow Tnterest

         $ (A)
         $ (B)
         $ (C)
         $ (D)

CASH FLOW INTEREST PAID BY BORROWER (APPLIED BY
LENDER) FOR
CURRENT YEAR

    Month 1 (Paid on  )
    Month 2 (Paid on  )
    Month 3 (Paid on  )
    Month 4 (Paid on  )
    Month 5 (Paid on  )
    Month 6 (Paid on  )
    Month 7 (Paid on  )

Month 8 (Paid on_)
Month 9 (Paid on )
Month 10 (Paid on _)
Month 11 (Paid on_)
Month 12 (Paid on )

Plus or Minus Quarterly
Adjusting Payments of $
(see detail on attached Schedule 1)

Total Additional
    Interest Paid


UNDERPAYMENT OF CASH FLOW INTEREST

    (D - E) $
OVERPAYMENT OF CASH FLOW INTEREST
(E - D) $

    The undersigned represents, warrants and certif~es to Nationwide Health Properties, Inc., a Maryland corporation, after due investigation, that the foregoing information is true, correct and complete.

"BORROWER"

WINDWARD NURSING CENTER9 INC., a Georgia corporation

By:
Its:

HEALTHCARE FACILITIES LIMITED
PARTNERSHIP I, a Louisiana limited partnership

By: Equity General Partner, Inc., a Florida corporation, General Partner
By:

Its:

OAK MANOR NURSSING HOME, LTD., a
Florida limited partnership

By: Equity General Partner, Inc., a Florida
corporation, General Partner

By:
Its:

CENTRAL TAMPA NURSING HOME,
LTD., a Florida limited partnership

By: Equity General Partner, Inc., a Florida
corporation, General Partner

By:
Its:
               SCHEDULE 1
                   TO
ANNUAL RECONCILIATION OF CASH FLOW INTEREST

Premises:
Year Ending:
Adjusting Payments Made
Quarter Ending
Quarter Ending
Quarter Ending
Quarter Ending

Total Adjusting Payments

                          EXHIBIT E
              FORM OF CLOSING PROCEDURE LETTER

                        May 14, 1997

Hughes and White, as agent for Chicago Title Insurance Company Building 29, Suite 200, 1640 Powers Ferry Road Marietta, Georgia 30067 Attention: Gregory
D. Hughes, Esq.

Re:$21,500,000 from Nationwide Health Properties, Inc., a Maryland Corporation ("Lender") to Windward Nursing Center, Inc., a Georgia corporation; Healthcare Facilities Limited Partnership 1, a Louisiana Limited partnership; Oak Manor Nursing Home, Ltd., a Florida limited partnership and Central Tampa Nursing Home, Ltd., a Flonda limited partnership (collectively, "Borrower"); Your Order No:

Ladies and Gentlemen:

    Please refer to that certain Loan Agreement dated as of May 14, 1997 by and between Borrower and Lender, a copy of which is being delivered to you with this letter. Except as otherwise defined herein, all initially-capitalized terms used herein shall have the same meaning given such terms in the Loan Agreement.

    This letter shall constitute your instructions with respect to the "Funds" and "Documents" described herein.

A. Delivery of Funds.

On or before May 14, 1997, Lender shall wire-transfer to you immediately available funds in the sum of (i) the Initial Loan Advance (less the amount of the Debt Service Reserve) and (ii) such additional funds as may be due from Lender pursuant to the Closing Statement described in Paragraph B(3) below (the
"Funds").

B. Deliverv of Documents.

1. Delivery of Recording Documents. Borrower or Lender shall deliver to you one fully executed (and acknowledged where applicable) original of each of the following documents (the "Recording Documents"):

(a) ;

(b) ; and
(c)

2. Borrower's Delivery of Non-Recornat~on documents. borrower shall deliver to you one fully executed original of each of the following documents (the "NonRecordation Documents"):

(a) Pay-off letters or demands (the "Pay-Off Letters") from the then record holders or claimants of any encumbrance or monetary lien affecting any or all of the Facilities, stating the cash amount required to be paid and where and to whom such amount is to be paid in order to satisfy and discharge of record such encumbrances.

3. Delivery and Approval of Closing Statement. You shall prepare, and Lender and
Borrower shall approve and execute, a closing statement showing the source and application of funds received by you and the costs and expenses incurred in connection herewith (the "Clos~ne Statement").

4. Definition of Documents. As used herein, "Documents" shall mean, collectively, the Recording Documents, the Non-Recordation Documents and the Closing Statement.

C. Conditions to Closing.

The Funds shall not be disbursed and the Documents shall not be recorded or delivered to any person or entity until each of the following conditions are satisfied:

1. You have received the Funds and are unconditionally and irrevocably prepared to disburse the same in accordance with Paragraph D hereof.

2. You have received the Documents and are unconditionally and irrevocably prepared to record the
Recording Documents in accordance with Paragraph D hereof.

3. You are unconditionally and irrevocably committed to issue the Title Policy, together with a [DESCRIPTION OF ENDORSEMENTS] subject only to those exceptions (the "Permitted Exceptions") which appear on the pro forma title policy attached hereto as Exhibit A.

4.   You have received the Written Authorization.

D. Closing. When the conditions specified in Paraeraph C above are satisfied, then you shall immediately deliver to Borrower and Lender a written confimnation of such satisfaction in the form of Exhibit B hereto (which confirmation shall evidence your agreement to immediately take or cause to be taken the actions hereinafter specified), and thereafter you shall irrunediately:

1. Record the Recording Documents in the order listed below in Official Records of Hillsborough County, Florida:

(a) the ; and

2. Record the Recording Documents in the order listed below in Official Records of Broward County, Florida:

(a) the ___________; and

(b)

3. Record the Recording Documents in the order listed below in Official Records of Pinellas County, Florida:

(a) the ; and

4. Record the Recording Documents in the order listed below in ()~-icial Records of Hall County, Georgia:

(a) the ; and
(b)

5. Disburse the respective amounts due to both parties \~.g ~ Ilerl HUlUrlb) under the Closing Statement in accordance with the respective instructions from such third parties.

6. Disburse any amounts due Lender under the Closing Statement in accordance with the following wiring instructions:

Wells Fargo Bank 420 Montgomery Street San Francisco, California ABA No. 121000248 for the benefit of Nationwide Health Properties, Inc. Account No. 4692089329 Upon receipt, notify Mark Desmond by telephone at (714) 718-4412

7. Disburse to Borrower the remainder of the Funds pursuant to the instructions to be provided by Borrower.

8. Issue the Title Policy and deliver such Title Policy to Sherry, Coleman & Holthouse LLP, at the address specified in Para~raph E hereof, within 20 working days.

E. Deliverv of Documents. As soon as they are available, please deliver the Documents as follows:

1. To Sherry, Coleman & Holthouse LLP, 610 Newport Center Drive, Suite 1200, Newport Beach, California 92660, Attention: Kevin L. Sherry, Esq., the following:
(a) the recorded originals of each of the Recording Documents, and (b) the originals of the Documents other than the Recording Documents.

2. To Borrower, , a copy of each of the Documents.

            F.Closing Costs. All closing costs incurred in carrying out your duties under this letter are to be billed in accordance with Section 4.1 of the
Loan Agreement.

            G.Investment of Funds.

1. Lender's Funds. As soon as you receive any portion of the Funds, you shall notify Lender of such fact. If Lender gives you written instructions to do so, you shall invest the Funds in treasury bills (or such other short-term investment as may be authorized by Lender) for the benefit of Lender.
The interest accrued on the Funds shall be delivered to Lender, in accordance with Lender's wiring instructions, upon the closing (or, if sooner, from time to time upon the oral or written request of Lender).

            H.Cancellation of Instructions. Notwithstanding anything to the contrary herein, if the conditions specified in Paragraph C hereof are not satisfied on or before May 14, 1997, then, if you receive written instructions to cancel this transaction from either of the undersigned, the instructions set forth in Paracraphs A through E above shall be deemed cancelled, you shall immediately return the Funds (and any interest thereon) to Lender, in accordance with Lender's wiring instructions and you shall destroy the Documents on the next business day thereafter.

I. Limitation of Liability. You are acting solely as closing agent, and you shall be liable solely for your failure to comply with the terms of this letter. The foregotng will not limit your liability as title insurer under the terms of the Title Policy (such liability being in accordance with the terms of such policy).

J. Execution bv Counterparts: Facsimile Sianatures. This letter of instructions may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same letter of instructions. You are hereby authorized to accept facsimile signatures on this letter of instructions as original signatures, and such facsimile signatures are hereby deemed originals.

K. Interpleader. Borrower and Lender expressly agree that if they give you contradictory instructions, you shall have the right, at your election, to file an action in interpleader requiring the Borrower and Lender to answer and litigate their several claims and rights between themselves and you are authorized to deposit with the clerk of the court all documents and funds held by you. In the event such action is filed, Borrower and Lender agree to pay your cancellation charges and costs, expenses and reasonable attorneys' fees which you are required to expend or incur in the interpleader action, the amount thereof to be fixed and judgment therefor to be rendered by the court. Upon the filing of such an action, you shall be fully released and discharged from all obligations to perform further any duties or obligations imposed hereunder.

Very truly yours,

"LENDER"

NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation

By:
Gary E. Stark, Vice President

"BORROWER"

WINDWARD NURSING CENTER, INC., a Georgia corporation

By:
Its:

HEALTHCARE FACILITIES LIMITED
PARTNERSHIP I, a Louisiana limited
partnership

By: Equity General Partner, Inc., a Florida
corporation, General Partner

By:
Its:

OAK MANOR NURSING HOME, LTD., a
Florida limited partnership

By: Equity General Partner, Inc., a Florida
corporation, General Partner

By:
Its:

CENTRAL TAMPA NURSING HOME, LTD.,
a Florida limited partnership

By: Equity General Partner, Inc., a Florida
corporation, General Partner

By:
Its:

ACCEPTED AND AGREED TO as of the
date first above written:

CHICAGO TITLE INSURANCE COMPANY

By:
Its:
SCHEDULE 1 TO EXHIBIT
         E
     EXHIBIT A
  PRO FORMA TITLE
      POLICY
  [See Attached)
                     SECURED PROMISSORY NOTE

521,500,000                                                      May 14, 1997

1. Principal.

For value received, in installments as herein provided, WINDWARD NURSING
CENTER,
INC., a Georgia corporation; HEALTHCARE FACILITIES LIMITED PARTERRSHIP I, a Louisiana limited partnership; OAK MANOR NURSING HOME, LTD., a Florida limited partnership, and CENTRAL TAMPA NURSING HONIE, LTD., a Florida limited partnership (collectively, "Maker"), promises to pay to the order of NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation ("Holder"), at its office at 610 Newport Center Drive. Suite 1150, Newport Beach, California 92660, or at such other place as the Holder hereof may from time tO time designate in writing, the principal sum of Twenty-One Million Five Hundred Thousand Dollars ($21,500,000), or so much thereof as shall from time to time be outstanding hereunder, together with accrued interest from the date of disbursement on the unpaid principal at the applicable rate as set forth in Paragraph 4. This Note is issued pursuant to, entitled to the benefits of and referred to as the Note in that certain Loan Agreement (the ~Loan Agreement") of even date herewith between Maker and Holder. Initially-capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

2. Maturity Date.

The unpaid principal balance hereof, together with all unpaid Total Interest (as hereinaRer defined) accrued thereon, and all other amounts payable by Maker under the terms of the Loan Documents, shall be due and payable on June 1, 2009 (the "Maturity Date"). If the Maturity Date should fall on a day that is not a Business Day, payment of the outstanding principal shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

3. Prepayment.

Maker shall have no right to prepay the Eoan, in whole or in part, prior to June
1, 2006. Provided no Event of Default then exists under any of the Loan Documents from and after June 1, 2006 Maker shall have the privilege, upon ninety (90) days advance written notice, of prepaying the outstanding principal balance under this Note together with the Yield Maintenance Premium. Notwithstanding the foregoing, if prepayment is deemed to have occurred prior to June 1, 2006 because Holder has exercised its remedies as a result of an Event of Default by Maker under the Loan Documents, Maker shall pay the full amount of the outstanding principal balance under this Note, all accrued but unpaid interest and other sums owed to Holder under this Note and the other Loan Documents, together with the Yield Maintenance Premium. In no event shall the foregoing be deemed or construed to allow Maker to voluntarily prepay the Loan prior to June 1, 2C06. As used herein, "Yield Maintenance Premium" shall mean the amount calculated as follows:

     (a) Calculate the Rein,,estment Yield. The "Reinvestment Yield" shall be the annualized yield, as published in The Wall Street Journal five (5) business days prior to the date of prepayment, on the United States Treasury notes having the closest maturity date (month and year) to the Maturity Date. If the Reinvestment Yield is greater than or equal to the interest rate then in effect with respect to the Loan, the Yield Maintenance Premium shall be equal to zero.

     (b) Calculate the Reinvestment Pavrnents. The"Reinvestment Payments" shall be the monthly interest payments that would be received by Holder through the Maturity Date, if the principal amount prepaid or deemed prepaid were to be invested at the Reinvestment Yield.

     (c) Calculate the Payment Differential. The "Payment Differential" shall be computed on a monthly basis from the date the Loan is prepaid or deemed prepaid until the Maturity Date and shall be equal to the difference between the Reinvestment Payments and the Basic Interest payments to be made by Maker during such period pursuant to Paraeraph 4 below.

     (d) Calculate the Yield Maintenance Premium. The "Yield Maintenance Premium" shall be the present value of the Payment Differential for the number of months (or partial months) remaining from the date the Loan is prepaid or deemed prepaid to the Maturity Date discounted at the Reinvestment Yield.

In no event shall the foregoing be deemed or construed to allow Maker to voluntarily prepay the Loan except as expressly provided herein.

4. Payments of Principal and Interest.

 (a) Commencing on the 1st day of June, 1997 and continuing on the 1st day of each calendar month thereafter through the Maturity Date, Maker shall make monthly payments of Basic Interest (as hereinafter deftned). Subject to the provisions of subparagraph (f) below, commencing with the third Loan Year and in addition to the Basic Interest, Maker shall make monthly payments of Cash Flow Interest (as hereinafter defined). As used herein, "Cash [low Interest" shall mean, with respect to any given Loan Year, an amount equal to ten percent (10%)
of the Incremental Revenues for such Loan Year.

(b) Commencing on the Loan Closing Date, the unpaid principal balance hereof shall bear interest at the following ratec (the "Basic Interes,t"): (i) commencing on the date of disbursement of any proceeds of the Loan by Holder and continuing through the first Loan Year, a per annum rate equal to Ten and Seventy-Eight one hundredths percent (10.78%); and (ii) during the second Loan Year and thereafter, a per annum rate equal to Eleven and Three one-hundredths percent (11.03%). Notwithstanding the foregoing, in the e~ent that Holder or its
Affiliates, as landlord, and NewCare or its Affiliates, as tenant, have failed for any reason whatsoever by December 1, 1998 to enter into lease financing transactions for healthcare facilities w ith respect to which Holder and/or its
Affiliates have invested at least Twenty-Five Million Dollars ($25,000,000), Basic Interest shall be retroactively increased to the following rates: (x) commencing on the date of disbursement of any proceeds of the Loan by Holder and continuing through the first Loan Year, a per annum rate equal to Ten and Ninety-Three one-hundredths percent (10.93%); and (y) during the Second Loan Year and thereafter, a per annum rate equal to Eleven and Eighteen one-hundredths percent (11.18 % ). All accrued and unpaid interest through November 30, 1998 which results from any such retroactive increase in Basic Interest shall be due and payable on December 1, 1998 (the "Accrued Basic Interest"). The total Basic Interest and Cash Flow Interest required to be paid by Maker from time to time shall be referred to herein as the "Total Interest."

 (c) Maker shall calculate Cash Flow Interest on each Adjustment Date for the portion of the Loan Year then completed based upon Maker's good faith estimate of Incremental Revenues for the portion of the Loan Year then completed equal to
Gross Revenues for the months of the applicable Loan Year then completed, minus
Gross Revenues for the same months of the Base Year. Within forty-five (45) days of each third Adjustment Date in each Loan Year following the Base Year, Maker shall deliver to Holder a certificate in the form attached as Exhibit C to the Loan Agreement setting forth the foregoing calculation for the portion of the Loan Year then completed. If the dollar amount resulting from such calculation exceeds the cumulative Cash Flow Interest previously paid to Holder by Maker with respect to such Loan Year, Maker shall a company such certificate with a payment of Cash Flow Interest equal to such excess. If the cumulative Cash Flow Interest previously paid to Holder by Maker with respect to such Loan Year exceeds the dollar amount resulting from such calculation, Holder shall apply such excess amount to the next succeeding payment of interest or principal, as applicable, due from Maker pursuant to this Note.

 (d) Within sixty (60) days of the end of each Loan Year, Maker shall deliver to
Holder a report in the form attached as Exhibit D to the Loan Agreement, certified by an officer of Maker, setting forth the actual Gross Revenues for the Loan Year then just ended and the final calculation of Cash Flow Interest for such Loan Year.

(e) If the final Cash Flow Interest as shown in the repon delivered to Holder pursuant to subparagraph (d), abose, exceeds the cumulative payments of Cash Flow Interest previously paid by Maker with respect to such Loan Year, Maker shall pay such excess to Holder concurrently with Maker's delivery of such report. If the Cash Flow Interest for such Loan Year as finally determined is less than the amount of Cash Flow Interest previously paid to Holder by SIaker with respect to such Loan Year, Holder shall apply such excess amount to the next succeeding payment of interest or principal, as applicable, due from Maker pursuant to this Note. Any adjustments to Cash Flow Interest as provided in this subparagraph (e) shall be deemed to be an adjustment of the Cash Flow Interest payable for the Loan Year in which such adjustment is made.

 (f) Notwithstanding the foregoing but subject to the provisions of subparagraph
(g) below, commencing with the Third Loan Year and continuing through the final
Loan Year, in no event shall (i) the Total Interest payable by Maker for any given Loan Year increase by more than two and one-half percent (2.5%) from the sum of the Total Interest payable by Maker during the immediately preceding Loan
Year; and (ii) the Cash Flow Interest payable by Maker decrease from the sum of the Cash Flow Interest payable by Maker during the immediately preceding Loan Year. To the extent that this subparagraph (f) serves to reduce or increase any amounts which would otherwise be payable by Malcer under this Note, Holder may elect, in its sole discretion, to account for such reduction or increase as a reduction or increase of Basic Interest or Cash Flow Interest. If this subparagraph (f) results in an overpayment by Maker, Holder shall apply the amount of such overpayment to the next amounts due under this Note in such order as Holder may elect.

 (g) For the purpose of comparing the Total Interest from Loan Year to Loan Year pursuant to subparagraph (f) above, any increase in Basic Interest by reason of any disbursement by Holder of any portion of the Final Loan Advance and/or the accrual of Basic Interest pursuant to subparagraph (b) above shall be treated as follows: (I) for the purpose of comparing the Total Interest in the Loan Year in which such disbursement or accrual is made against the Tota1 Interest in the preceding Loan Year, such increase in Basic Interest shall be ignored, and
(ii)
for the purpose of comparing the Total Interest in the Loan Year following the Loan Year in which such disbursements or accrual are made to the Total Interest in the Loan Year in which such disbursements or accrual are made, the increase in Basic Interest resulting from such disbursements or accrual shall be deemed effective on the first day of the Loan Year iQ which such disbursement and/or accrual is made.

 (h) All interest payments required to be made by Maker under this Note shall be due and payable monthly (i) with respect to interest for the month of May, 1997, on June 1, 1997; and (ii) with respect to interest for the month of June, 1997 and each month thereafter, on the first day of the month after which such interest accrues.

 (i) All payments of principal and interest due hereunder shall be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings from or on payments due from Maker (excluding taxation of the overall net income of Holder), which amounts shall be paid by Maker. Maker will pay the amounts necessar`; such that the gross amount of the principal and interest received by Holder is not less than that required by this Note. All stamp and documentary taxes shall be paid by Maker. If, notwithstanding the foregoing, Holder pays such taxes, Maker will reimburse Holder for the amount paid. Maker will furnish Holder with official tax receipts or other evidence of payment of all taxes.

 (j) Throughout the term of this Note, interest shall be calculated on the basis of a 360 day year and shall be computed on the basis of a 30-day month. If any payment of interest to be made by Maker hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

5. Lawful Money

Principal and interest are payable in lawful money of the United States of America.

6. Applications of Payments; Late Charges.

 (a) Except as provided in subparacraph 4(f), any payments received by Holder pursuant to the terms hereof shall be applied first to sums, other than principal and interest, due Holder pursuant to the Loan Documents, next to the payment of all interest accrued to the date of such payment, and the balance, if any, to the payment of principal.

 (b) Maker acknowledges that the late payment of any amount due hereunder will cause Holder tO lose the use of such money and incur costs and expenses not contemplated under the Loan Documents, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, if any installment of Basic Interest or other charges due under the Loan Documents is not received by Holder on the due date thereof, then in addition to the remedies conferred upon Holder pursuant to Paragraph 10 hereof and the other Loan Documents, (1) a late charge of five percent (5%) of the amount due and unpaid will be added to the delinquent amount to compensate Holder for the expense of handling the delinquency (a "Late Charge"); provided, however, such Late Charge shall be imposed on the date when such payment is due subsequent to any time that Maker fails to make installment payments within five (5) days of the due date thereof either for (A) three (3) consecutive months, or (B) four (4) months in any consecutive twelve (12) month period, and (2) the amount due and unpaid, including the Late Charge, shall bear interest at the lesser of the highest annual rate which may lawfully be charged and collected under applicable law on the obligation evidenced by this Note or an annual rate which shall be four percent (4$) higher than the Basic Interest (the "Agreed Rate"), computed from the date on which the amount was due and payable until paid.

7. Security.

This Note is secured by, inter alia, the Mortgages. which Mortgages create a first prioriry lien on the Facilities, and by the Debt Service Reserve Pledge Agreement and the other Loan Documents, as applicable.

8. Acceleration by Reason of Transfer.

 (a) Each of the Mortgages contains the following limitation on the right of Maker to transfer any of the Facilities:

"Transfer of Collateral by Mortgagor. The financial stability and managerial and operational ability of Mortgagor and NewCare are substantial and material considerations to Mortgagee in its agreement to make the loan to Mortgagor upon the terms set forth in, and to accept from Mortgagor, the Loan
Documents. Mortgagor understands and acknowledges that a transfer of the Collateral may significantly and materially alter and reduce Mortgagee's security or the indebtedness evidenced or guarantied by the Note, the Loan Agreement and the other Loan Documents, as the case may be. Therefore, in order to induce Mortgagee to make the loan secured hereby, Mortgagor agrees that, except as expressly permitted hereunder, Mortgagor will not transfer the Collateral, or any portion thereof, without the prior written consent of Mortgagee, which consent may be withheld in its sole discretion. In the event of any transfer of the Collateral, or any portion thereof, that is not expressly permitted hereunder and is without the prior written consent of Mortgagee, Mortgagee shall have the absolute right at its option, without prior demand or notice, to declare all of the Obligations immediately due and payable. Consent to one such transfer shall not be deemed to be a waiver of the requirement of consent to future or successive transfers. If consent should be given to a transfer and if this Instrument is not released to the extent of the transferred portion of the Collateral by a writing signed by Mortgagee and recorded in the proper city, town, county or parish records, then any such transfer shall be subject to this Instrument and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Any such assumption shall not, however, release Mortgagor or any maker or guarantor of the indebtedness evidenced or guarantied by the Note, the Loan Agreement and the other Loan Documents, as the case may be, from any liability thereunder without the prior written consent of Mortgagee. As used herein, "transfer" shall include (i) the sale, agreement to sell, transfer or conveyance of the Collateral or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise; (ii) the execution of any installment land sale contract or similar instrument affecting all or a portion of the Collateral; (iii) the lease or sublease of all or a portion of the Collateral (excluding leases in the ordinary course of business to occupants of the Premises); (iv) the use of any part of the surface, or subsurface to a depth of 500 feet below the surface, of the Premises for the prospecting or drilling for, or the production (including injection and other production or withdrawal operations), mining, extraction, storing or removal of, any oil. gas or other minerals whether from the Premises or elsewhere; (v) any transfer by way of security, including the placing or the permitting of the placing, subsequent to the date hereof, of any mortgage, deed of trust, deed to secure debt, assignment of rents or other security device on the Premises or any part thereof, or
(vi) any transfer, sale, convesance, encumbrance or other disposition of the stock, partnership interest or beneficial interest in Mortgagor or NewCare, or the occurrence of any other event which may or does cause a change in control of Mortgagor or NewCare. Without limiting the generality of the foregoing, the transfer, on a cumulative basis, of twenty-f~ve percent (25%) or more of the voting or ownership control of Mortgagor to any Person (or in the aggregate to any Persons which are Affiliates of such Person) shall be deemed to constitute a change in control of Mortgagor for the purposes hereof. Notwithstanding the foregoing, "transfer" as used herein shall not include any of the following events: any transfer, sale, conveyance or other disposition of the stock, partnership interest or beneficial interest in Mortgagor or NewCare to an Affiliate of Mortgagor or NewCare or in connection with a stock or other securities offering of Mortgagor or NewCare registered with the Securities and Exchange Commission. The covenants set forth herein shall run with the Land and remain in full force and effect until all of the Obligations are paid and fully performed, and Mortgagee may, without notice to Mortgagor, deal with any transferees with reference to the Obligations in the same manner as the Mortgagor, without in any way altering or discharging Mortgagor's liability or the liability of any guarantor of Mortgagor with respect thereto."

9. Event of Default.

The occurrence of any of the following shall be deemed to be an event of default
("Event of Default") hereunder:

 (a) a default in the payment of principal or interest (including, without limitation, Basic Interest, Accrued Basic Interest, Cash Flow Interest or interest at the Agreed Rate) within five (5) days of when due pursuant to the terms hereof; or

 (b) the occurrence of an Event of Default under any of the Loan Documents or under any deed of trust, mortgage, security agreement, lease assigarnent, guaranty or other agreement (including any amendment, modification or extension thereof now or hereafter securing this Note.

10. Remedies.

Upon the occurrence of an Event of Default and the expiration of any cure period therefor as provided in the Loan Agreement, then at the option of Holder, the entire balance of principal together with all accrued interest thereon and the Yield Maintenance Premium shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal together with all accrued interest shall bear interest at the Agreed Rate.
No delay or omission on the part of the holder hereof in exercising any right under this Note or under any of the other Loan Documents hereof shall operate as a uaiver of such right.

1 1. Waiver.

Maker hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note, and expressly agrees that, without in any way affecting the liability of Maker hereunder, Holder may extend any maturity date or the time for payment of any installment due hereunder, accept additional security, release any party liable hereunder and release any security now or hereafter securing this Note. Maker further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any mortgage, security agreement, lease assignment, guaranty or other agreement now or hereafter securing this Note

12. Attorneys' Fees.

If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection, including but not l~mited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof. As used in this Note, "attorneys' fees" and "attorneys' fees and costs" shall have the meanings given to such terms in the Loan Agreement.

13. Severability.

Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

14. Interest Rate Limitation.

Holder and Maker stipulate and agree that none of the terms and provisions contained herein or in any of the loan instruments shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest or finance charge (as defined by the laws of the State of Florida) at a rate in excess of the maximum interest rate or finance charge (as defined by the laws of the State of Florida) permitted to be charged by the laws of the State of Florida. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest or finance charge (as defined by the laws of the State of Florida) which would otherwise increase the effective interest rate or finance charge (as defined by the laws of the State of Florida) on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Florida, all such sums deemed to constitute interest or finance charge (as defined by the laws of the State of Florida) in excess of such maximum rate shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to Maker.

15. Number and Gender.

In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

16. Headings.

Headings at the beginning of each numbered Paragraph of this Note are intended solely for connvenience and are not to be deemed or construed to be a part of this Note.

17. Choice of Law.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA,
WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.